                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       SERVICE CORPORATION INTERNATIONAL
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                Curtis G. Briggs
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

SERVICE
CORPORATION
INTERNATIONAL
                               PROXY STATEMENT
                                     AND
                          1994 ANNUAL MEETING NOTICE



            [See Appendix A for a Description of Graphic Material]

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
SOLICITATION AND REVOCABILITY OF PROXIES  . . . . . . . . . . . . . . . . . . . . . . .    5
ELECTION OF DIRECTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
PROPOSAL TO APPROVE THE 1993 LONG-TERM INCENTIVE STOCK OPTION PLAN
 AND THE AWARDS MADE THEREUNDER IN 1993 . . . . . . . . . . . . . . . . . . . . . . . .    8
OVERVIEW OF EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . .   13
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . .   15
CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS  . . . . . . . . . . . . . .   18
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION . . . . . . . . . . . . . .   23
CERTAIN TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
VOTING SECURITIES AND PRINCIPAL HOLDERS . . . . . . . . . . . . . . . . . . . . . . . .   26
INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

                                    ANNEX A
SERVICE CORPORATION INTERNATIONAL 1993 LONG-TERM INCENTIVE STOCK OPTION PLAN

                       SERVICE CORPORATION INTERNATIONAL


                              Proxy Statement and
                              1994 Annual Meeting
                                     Notice


                       SERVICE CORPORATION INTERNATIONAL
                      1929 Allen Parkway, P.O. Box 130548
                           Houston, Texas 77219-0548

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1994

TO OUR SHAREHOLDERS:

        The Annual Meeting of Shareholders of Service Corporation International will be held in the Texas Commerce Center Auditorium, First Floor, Texas Commerce Center, 601 Travis, Houston, Texas, on Thursday, May 12, 1994, at 10:00 a.m., Houston time, for the following purposes:

        (1) To elect five directors as members of the class of directors to serve until the third succeeding Annual Meeting of Shareholders and until their successors have been elected and qualified;

        (2) To consider and act on a proposal to approve the adoption of the 1993 Long-Term Incentive Stock Option Plan and the awards made thereunder in 1993; and

        (3) To act on such other business that may properly come before the meeting or any adjournment(s) thereof.

        The transfer books of the Company will not be closed, but only holders of Common Stock of record at the close of business on March 25, 1994 will be entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding stock entitled to vote is required for a quorum.

        The management sincerely desires your presence at the meeting. However, so that we may be sure that your vote will be included, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                              By Order of the Board of Directors



                              James M. Shelger, Secretary

                              Houston, Texas
                              April 12, 1994

                                PROXY STATEMENT
                       SERVICE CORPORATION INTERNATIONAL
                      1929 Allen Parkway, P.O. Box 130548,
                           Houston, Texas 77219-0548


SOLICITATION AND REVOCABILITY OF PROXIES

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Service Corporation International, a Texas corporation ("SCI" or the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held in the Texas Commerce Center Auditorium, First Floor, Texas Commerce Center, 601 Travis, Houston, Texas, on Thursday, May 12, 1994, at 10:00 a.m., Houston time, and at any recess or adjournments thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 12, 1994. A copy of the Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1993, including the consolidated financial statements, is being mailed with this proxy statement to all shareholders entitled to vote at the Annual Meeting.

        At March 25, 1994, the Company had outstanding and entitled to vote 85,837,877 shares of Common Stock, $1.00 par value ("Common Stock"). The holders of Common Stock will be entitled to one vote per share on each matter considered. A majority of the votes entitled to be cast must be represented at the meeting, in person or by proxy, so that a quorum may be present for the transaction of business. Only shareholders of record at the close of business on March 25, 1994 will be entitled to vote at the Annual Meeting. The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the meeting is required for (a) the election of directors,
(b) the approval of the 1993 Long-Term Incentive Stock Option Plan (the "1993 Plan"), and (c) the approval of such other matters as may properly come before the meeting or any adjournment thereof.

        The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by a later dated proxy or by written notice of revocation filed with the Secretary of the Company. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

        In the election of directors, a shareholder has the right to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected. The Company's articles of incorporation do not permit cumulative voting. Abstentions are counted toward the calculation of a quorum. An abstention has the same effect as a vote against the proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter.

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes which have staggered terms of three years each. The five directors whose terms expire at this Annual Meeting have been renominated for three year terms expiring at the 1997 Annual Meeting of Shareholders. The terms of office of the directors in the other two classes expire at the Annual Meetings of Shareholders to be held in 1995 and 1996.

        The enclosed form of proxy provides a means for the holders of Common Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein, or if a shareholder does not specify how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided below.

        Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the Board of Directors.

        The following table sets forth, as to each nominee for election and each director whose term will continue, such person's name, the committees on which such person serves, the person's principal occupation during the past five years, certain other directorships, if any, held by such person, the year in which such person was first elected a director of the Company and the person's age. Unless otherwise indicated, each person listed below has been engaged in the principal occupation stated for the past five years.

NOMINEES FOR TERMS EXPIRING AT
THE 1997 ANNUAL MEETING:

ANTHONY L. COELHO                                          {Photo}
Year First Became A Director: 1991
Age: 51
President and Chief Executive Officer, Wertheim Schroder Investment Services, Inc. (asset management firm) since January 1990 and Managing Director, Wertheim Schroder & Co., Inc. (investment banking firm) since October 1989. Prior thereto, from 1979 to June 1989, Mr. Coelho was a member of the U.S. House of Representatives. Mr. Coelho is a member of the Board of Directors of ICF Kaiser International, Inc., Tanknology Environmental, Inc., Circus Circus Enterprises, Specialty Retail Group, Inc. and Telecommunications, Inc.

Corporate Finance Committee

A. J. FOYT, JR.                                            {Photo}
Year First Became A Director: 1974
Age: 59
President, A. J. Foyt Enterprises, Inc.
(designer, manufacturer and exhibitor of high speed engines and racing vehicles and marketer of automotive vehicles). Mr. Foyt is a member of the Board of Directors of Adesa Auction Corp.

Corporate Finance Committee

E. H. THORNTON, JR.                                        {Photo}
Year First Became A Director: 1962
Age: 84
Attorney, Thornton & Burnett, Attorneys at Law

Executive Committee, Audit Committee,
Compensation Committee

R. L. WALTRIP                                              {Photo}
Year First Became A Director: 1962
Age: 63
Chairman of the Board and Chief Executive Officer of the Company. Mr. Waltrip is a member of the Board of Directors of Cash America International, Inc. and Tanknology Environmental, Inc.

Executive Committee, Investment Committee,
Directors Stock Committee

EDWARD E. WILLIAMS                                         {Photo}
Year First Became A Director: 1991
Age: 48
Henry Gardiner Symonds Professor and Director of the Entrepreneurship Program of the Jesse H. Jones Graduate School of Administration at Rice University, Chairman of the Board and President of Texas Capital Investment Advisers, Inc. (investment advisor firm) and Managing Director of First Texas Venture Capital Corporation (investment company). Mr. Williams is a member of the Board of Directors of Equus II, Incorporated.

Executive Committee, Investment Committee

DIRECTORS WHOSE TERMS EXPIRE AT
THE 1995 ANNUAL MEETING:

DOUGLAS M. CONWAY                                          {Photo}
Year First Became A Director: 1981
Age: 73
Retired.

Audit Committee

JAMES J. GAVIN, JR.                                        {Photo}
Year First Became A Director: 1986
Age: 71
Retired. Mr. Gavin is a member of the Board of Directors of Stepan Company, BWIP International, Huntco Inc. and Trustee of Benchmark Funds.

Audit Committee

B. D. HUNTER                                               {Photo}
Year First Became A Director: 1986
Age: 64
Chairman of the Board and Chief Executive Officer of Huntco Inc. (intermediate steel processor). Vice Chairman of the Board of the Company from September 1986 to May 1989. Mr. Hunter is a member of the Board of Directors of Huntco Inc., Mark Twain Bancshares, Inc., Cash America International, Inc., Celebrity, Inc. and Everest & Jennings International, Ltd.

Executive Committee

JOHN W. MECOM, Jr.                                         {Photo}
Year First Became A Director: 1983
Age: 54
Chairman of the Board of Directors, The John W. Mecom Company (personal and family investments).

Compensation Committee



SAMUEL W. RIZZO                                            {Photo}
Year First Became A Director: 1990
Age: 58
Executive Vice President and Chief Financial Officer/Treasurer of the Company since February 1993. From February 1990 to February 1993, Mr. Rizzo was Executive Vice President and Chief Financial Officer. From November 1987 to May 1989, Mr. Rizzo was Vice President and Executive Assistant to the Chairman and became a Senior Vice President in May 1989. Mr. Rizzo is a member of the Board of Directors of Cash America International, Inc., Hallmark Financial Services and Tanknology Environmental, Inc.

Corporate Finance Committee, Executive Committee,
Investment Committee, Directors Stock Committee


DIRECTORS WHOSE TERMS EXPIRE AT
THE 1996 ANNUAL MEETING:


JACK FINKELSTEIN                                           {Photo}
Year First Became A Director: 1965
Age: 66
Personal and family trust investments.

Executive Committee, Audit Committee,
Investment Committee



JaMES H. GREER                                             {Photo}
Year First Became A Director: 1978
Age: 67
Chairman, Shelton W. Greer Co., Inc. (engineering, manufacturing, fabrication and installation of building specialty products). Mr. Greer is a member of the Board of Directors of Cash America International, Inc., AmeriCredit Corp. and Tanknology Environmental, Inc.

Compensation Committee


L. WILLIAM HEILIGBRODT                                     {Photo}
Year First Became A Director: 1975
Age: 52
President and Chief Operating Officer of the Company since February 1990. Prior thereto, Mr. Heiligbrodt was Executive Vice President of the Company since May 1989 and, from March 1988 to May 1989, was Senior Vice President Financial Services of the Company. Mr. Heiligbrodt is a member of the Board of Directors of BJ Services Company.

Corporate Finance Committee, Executive Committee,
Investment Committee, Directors Stock Committee


CLIFTON H. MORRIS, JR.                                     {Photo}
Year First Became A Director: 1990
Age: 58
Chairman, President and Chief Executive Officer of AmeriCredit Corp. (financing of automotive vehicles) since July 1, 1988. Mr. Morris is also a member of the Board of Directors of AmeriCredit Corp. and Cash America International, Inc.

Corporate Finance Committee


W. BLAIR WALTRIP                                           {Photo}
Year First Became A Director: 1986
Age: 39
Executive Vice President Operations of the Company since February 1991, and Chairman of the Board and President of Service Corporation International (Canada) Limited since January 1990. From February 1990 to February 1991, Mr. Waltrip was Executive Vice President and Chief Executive Officer of the Company's Funeral Division. Prior thereto, Mr. Waltrip was Executive Vice President since May 1989 and was Senior Vice President Real Estate of the Company since September 1987. Mr. Waltrip is a member of the Board of Directors of Tanknology Environmental, Inc.

Corporate Finance Committee, Executive Committee,
Investment Committee, Directors Stock Committee

MEETINGS AND COMMITTEES OF
THE BOARD OF DIRECTORS

        The Board of Directors held four meetings during 1993. Standing committees of the Board include the Executive Committee, Audit Committee, Compensation Committee, Investment Committee, Corporate Finance Committee and Directors Stock Committee.

        The Executive Committee has authority to exercise many of the powers of the Board, including selections made upon its own motion of nominees for election to the Board, and generally acts during periods when there is no regular meeting of the Board. The Executive Committee held eleven meetings during 1993.

        The primary functions of the Audit Committee are to review the scope and results of audits by the Company's independent and internal auditors, internal accounting controls, non-audit services performed by the independent accountants and the cost of all accounting and financial services. During 1993, the Audit Committee held three meetings.

        The Compensation Committee, which has the general duty to review and approve compensation for officers, including the granting of bonuses and the administration of the Company's stock and stock option plans, held three meetings during 1993.

        The Investment Committee's primary functions are to establish overall guidelines and review the transactions in the investment portfolios of the trust activities of the Company. During 1993, the Investment Committee held twelve meetings.

        The purpose of the Corporate Finance Committee, which did not meet in 1993, is to review certain transactions which materially affect the financial condition of the Company, including issuances of securities of the Company.

        The Directors Stock Committee administers the 1990 Stock Plan For Non-Employee Directors. This committee did not hold any meetings in 1993.

        During 1993, each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

PROPOSAL TO APPROVE THE 1993 LONG-TERM INCENTIVE STOCK OPTION PLAN AND THE AWARDS MADE THEREUNDER IN 1993

        The Service Corporation International 1993 Long-Term Incentive Stock Option Plan (the "1993 Plan") was adopted by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") on November 10, 1993 and by the Board of Directors as a whole on November 11, 1993. The 1993 Plan and the 1993 Awards (defined below) are being submitted to the Company's shareholders for approval. The description of the 1993 Plan set forth below is a summary only and is qualified in its entirety by reference to the text of the 1993 Plan, which is attached to this Proxy Statement as Annex A.

        On November 10, 1993, the Compensation Committee awarded Options, subject to shareholder approval of the 1993 Plan, to the executive officers listed in the table to the right, covering the number of shares of Common Stock indicated (collectively, the "1993 Awards").


 NAME AND POSITION                   DOLLAR VALUE*      NUMBER OF SHARES
 -----------------                   -------------      ----------------
R. L. Waltrip                        $14,548,106           1,550,000
Chairman of the Board and
Chief Executive Officer

L. William Heiligbrodt                 8,916,581             950,000
President and
Chief Operating Officer

W. Blair Waltrip                       5,162,231             550,000
Executive Vice President
Operations

Samuel W. Rizzo                        4,458,291             475,000
Executive Vice President and
Chief Financial Officer/Treasurer

John W. Morrow, Jr.                    4,458,291             475,000
Executive Vice President
Corporate Development

Executive Group                      $37,543,500           4,000,000

Non-executive Director Group              __                   __

Non-executive Officer
Employee Group                            __                   __

* This column reflects the present value at the date of grant (November 10, 1993) of options, based on a present value model known as the "Black-Scholes option pricing model." The choice of such valuation method does not reflect any belief by SCI's management that such method, or any other valuation method, can accurately assign a value to an option at the grant date. The assumptions used for valuing the SCI grants are: volatility rate 21.79%; annual dividend rate of $0.42 per share; risk free interest rate 6%; and adjustment for risk of forfeiture 3% per year for four years.

        Adoption of the 1993 Plan and approval of the 1993 Awards require the affirmative vote of holders of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting. For this purpose, shares as to which an abstaining vote is cast will be considered as present and entitled to vote, so an abstention will have the same effect as a vote against the proposal. Shares held through a broker that are not voted because such broker has not received voting instructions from the beneficial owner will be considered as not being present at the meeting.

        General. The 1993 Plan provides that 4,650,000 shares of Common Stock will be available for the grant of stock options ("Options") during the term of the 1993 Plan. Based on the closing market price of the Common Stock on March 25, 1994, such shares had an aggregate market value of $123,806,250. If an Option granted under the 1993 Plan expires, terminates or lapses for any reason, without the issuance of shares of Common Stock thereunder, such shares will not be available for other awards under the 1993 Plan. None of the Options will be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code").

        In the event of a merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or any other similar event, the Compensation Committee shall make such adjustments in the aggregate number of shares reserved for issuance, the number of shares covered by outstanding Options and the exercise prices specified therein as the Compensation Committee may determine to be appropriate. An employee may satisfy a tax withholding requirement by applying shares to which the employee is entitled as a result of the exercise of an Option.

        Eligibility and Participation. Participants in the 1993 Plan are selected by the Compensation Committee, which will administer the 1993 Plan. The 1993 Plan contemplates that Options will be granted to such officers and other employees of the Company and its subsidiaries as from time to time are designated by the Compensation Committee. None of the persons who received the 1993 Awards will receive any further awards under the 1993 Plan.

        Administration. The 1993 Plan requires that the Compensation Committee consist of at least two directors of the Company who are "disinterested persons," as such term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are "outside directors" within the meaning of Section 162(m) of the Code. Accordingly, members of the Compensation Committee are not eligible to participate in the 1993 Plan. Directors who become members of the Compensation Committee in the future must not have been eligible to participate in the 1993 Plan within one year prior to serving on the Compensation Committee. Under the 1993 Plan and subject to the limitations thereunder, the Compensation Committee is authorized (i) to select participants in the 1993 Plan, (ii) to determine whether and to what extent Options are to be granted, (iii) to determine the number of shares of Common Stock to be covered by each Option, and (iv) to determine the terms and conditions of any Option. The Compensation Committee also has authority to adopt, alter and repeal administrative rules, guidelines and practices, to interpret the terms and provisions of the 1993 Plan and any Option issued thereunder and to otherwise supervise the administration of the 1993 Plan.

        Term of Options. The term of each Option will be 14 years, unless earlier terminated under the circumstances described below.

        Pricing of Options. Under the 1993 Plan, an employee to whom an Option is granted will have the right to purchase the number of shares of Common Stock covered by the Option, subject to the terms and provisions of the 1993 Plan. The exercise price to be paid by a participant is determined by the Compensation Committee and will be set forth in an agreement between the Company and the participant. Such price cannot be less than 100% of the fair market value of the Common Stock on the date on which the Option in respect thereof is granted. The exercise price with respect to each of the 1993 Awards is $25.75 per share, which is the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on the date the 1993 Awards were granted (November 10, 1993). The Committee may not adjust the exercise price of 1993 Awards except in connection with a merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or any other similar event. The Company has not and will not receive any payment or other consideration in exchange for the grant of any Option.

        Under the 1993 Plan, the exercise price of an Option is payable (i) in cash or (ii) by the surrender, at the fair market value on the date on which the Option is exercised, of shares of unrestricted Common Stock already owned by the optionee.

        Exercisability and Vesting of Options. For each Option the Compensation Committee will select a target price (the "Target Price") for the Common Stock so that such Option will vest immediately if, within four years after the date of grant, the fair market value of the Common Stock is greater than or equal to the Target Price for 20 consecutive trading days. In the case of the 1993 Awards, the Compensation Committee selected a Target Price of $50 per share for half the award made to each recipient and a Target Price of $60 per share for the remaining half. Accordingly, if the fair market value of the Common Stock exceeds or equals $50 per share or $60 per share for 20 consecutive trading days during the four-year period commencing November 10, 1993, 50% of the 1993 Awards or 100% of the 1993 Awards, as the case may be, will then vest. "Fair market value" is defined as the average of the high and low prices for the Common Stock on the specified date as reported on the New York Stock Exchange Composite Tape. Each Option will also vest on the thirteenth anniversary of the date of its grant if it remains outstanding as of such date.

        Each Option will also vest in the following circumstances. If the optionee's employment with the Company terminates after the fourth anniversary of the date of grant as a result of death, disability or retirement at age 55 or greater, or if employment is terminated by the Company without cause, vesting will occur upon termination of employment. In any such event, such options will be exercisable during the one-year period beginning on the thirteenth anniversary of the date of grant. Options will also become fully vested and exercisable upon a Change in Control (as defined below). If an optionee voluntarily terminates employment with the Company (other than through retirement) or is terminated for cause, or if an optionee retires prior to the fourth anniversary of the date of grant, any Option that has not previously vested will be canceled.

        If an optionee's employment is terminated on or prior to the fourth anniversary of the date of grant by death or disability or by the Company without cause, the Option will be exercisable if and only if the Target Price is reached (either before or after termination of employment) during the initial four-year period. In that case, the Option will be exercisable during the 12-month period beginning on the fourth anniversary of the date of grant.

        If the Target Price of an Option is reached during the initial four-year period, such Option will become exercisable at the end of such four-year period and remain exercisable for the balance of its term. If the holder of such an Option terminates employment with the Company for any reason after the fourth anniversary of the date of grant, such vested Option will terminate 18 months after the date of termination of employment (or, if earlier, at the original termination date of the Option). If the holder of such an Option voluntarily terminates employment with the Company (whether through retirement or otherwise) after the Target Price is reached but before the fourth anniversary of the date of grant, such Option will be exercisable during the 18-month period beginning on such fourth anniversary.

        The right of any participant to exercise an Option may not be transferred in any way other than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order. All Options are exercisable by a participant during his or her lifetime only by the optionee, or any guardian or legal representative or permitted transferee.

        Change in Control. For purposes of the 1993 Plan, a "Change in Control" means (i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of Common Stock (the "Outstanding Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); except that the following acquisitions will not constitute a Change in Control: (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with subclauses (a), (b) and (c) of clause (iii) of this paragraph; or (ii) individuals who, as of November 10, 1993, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; except that any individual becoming a director subsequent to such date whose election, or nomination for election by the shareholders of the Company, was approved by (x) a vote of at least a majority of the directors then comprising the Incumbent Board or (y) a vote of at least a majority of the directors then constituting the Executive Committee of the Board at a time when such committee comprised at least five members and all members of such committee were either members of the Incumbent Board, pursuant to the foregoing clause (x), will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless following such Business Corporation, (a) more than 60% of, respectively, the then Outstanding Common Stock, and the combined voting power of the then Outstanding Voting Securities, entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction owns the Company or all or substantially all of the Company's assets) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such

Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, the corporation resulting from such Business Combination or any Person beneficially owning, immediately prior to such Business Combination, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time such Business Combination was approved by the Board; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        The 1993 Plan further provides that during the 60-day period following a Change in Control, the holder of an Option has the right to surrender such Option for cash in an amount equal to the difference between the "change in control price" (as defined in the 1993 Plan) and the exercise price.

        Amendment and Termination. The 1993 Plan will terminate on November 10, 2003. Options granted and outstanding as of the date the 1993 Plan terminates are not affected or impaired by such termination.

        The Compensation Committee may amend the 1993 Plan without shareholder approval to take into account changes in law and tax and accounting rules, but no such amendment may impair the rights of participants under outstanding Options without the consent of the participants affected thereby (except for any amendment made to cause the plan to qualify for an exemption provided by Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3")) or make any change that would disqualify the 1993 Plan from the exemption provided by Rule 16b-3.

        Restrictions on Resale. No person who acquires shares of Common Stock under the 1993 Plan may, during any period of time that such person is an "affiliate" of the Company within the meaning of the rules and regulations of the Commission under the Securities Act, offer or sell such shares of Common Stock unless such offer and sale is made (i) pursuant to an effective registration statement under the Securities Act, which is current and includes the shares to be sold or (ii) pursuant to an appropriate exemption from the registration requirements of the Securities Act, such as that set forth in Rule 144 promulgated under the Securities Act.

        Under Section 16 of the Exchange Act, any person who is a beneficial owner of more than 10% of any equity security of the Company registered under the Exchange Act (such as the Common Stock), or an executive officer or director of the Company, may be liable to the Company for any profit realized from any sale of any equity security of the Company within a period of less than six months before or after any purchase of an equity security of the Company, irrespective of the intention on the part of such person in entering the transaction. In determining whether any person is a beneficial owner of more than 10% of any equity security of the Company registered under the Exchange Act, such person may be required to include shares issuable on exercise of options or warrants or upon conversion of convertible securities.

        Federal Income Tax Considerations. The discussion which follows is a summary, based on current law, of some of the significant federal income tax considerations relating to awards under the 1993 Plan. Participants in the 1993 Plan should consult their tax advisors with respect to their individual federal income tax status. In addition, because the following discussion is limited to United States federal tax matters, all participants subject to taxation by other authorities (including state and local jurisdictions) should consult their tax advisors with respect to the applicable tax laws of such other jurisdictions.

        A participant will not realize income at the time an Option which is a nonqualified option is granted. Upon exercise, where the exercise price is paid in cash, the participant will realize ordinary income, except as noted below in the case of a participant subject to the provisions of Section 16(b) of the Exchange Act (the "Section 16 Restrictions"), in the amount by which the market value of the shares acquired on the exercise date exceeds the exercise price. When the shares are subsequently sold, any amount recognized in excess of the market value on the exercise date will be reportable as short-term or long-term capital gain, as appropriate, or, if the amount realized is less than the market value of the shares at the time of exercise, any loss recognized will be reportable as short-term or long-term capital loss, as appropriate. Capital losses on the sale of shares may generally be used only to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income in any one year. Any capital losses not deductible in a given year are carried forward to future tax years. If the exercise price of an Option is paid in whole or in part with already owned shares of Common Stock, the participant's tax basis in, and holding period for, the old shares will carry over to the same number of shares received upon exercise on a share-for-share basis and the participant will not recognize compensation income with respect to such shares received. The fair market value of the additional shares received will constitute compensation taxable to the participant as ordinary income. The tax basis for the additional shares received will equal their fair market value as so determined, and their holding period will begin on the day after the date as of which such fair market value is determined.

        Recognition of taxable income at the time of the exercise of an Option should be deferred pursuant to Section 83 of the Code for a participant if the sale of the Common Stock acquired upon such exercise would be subject to the
Section 16 Restrictions. Such deferral would be for the lesser of six months or until such Section 16 Restrictions lapse. The participant may, however, file with the Internal Revenue Service, within thirty days after exercise of the Option, an election, pursuant to Section 83(b) of the Code, to be taxed at the time of the exercise of the Option.

        Tax Consequences to the Company.  Subject to any limitation imposed by
Section 162(m) of the Code, the Company will be allowed a deduction in the year of exercise equal to the amount of income realized by the participant, provided the Company satisfies certain federal income tax withholding requirements.
Section 162(m) of the Code provides for a limit, subject to certain exceptions, of $1,000,000 on the amount of compensation expense that a publicly owned corporation may claim as a deduction for federal income tax purposes with respect to compensation paid to each of its five most highly compensated executives in any given year. Although Section 162(m) was recently enacted in 1993 and there are no precedents available with respect to how the provision will be interpreted by the Internal Revenue Service, and the Treasury regulations issued with respect thereto are in proposed form only, the Company believes that the 1993 Plan qualifies for an exception to such limitation which would permit the Company to exclude any compensation paid pursuant to the exercise of an option granted under the 1993 Plan from such limitation and to take a deduction for the full amount of compensation recognized by such executives as a result of the exercise of any such option.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE 1993 LONG-TERM INCENTIVE STOCK OPTION PLAN AND THE AWARDS MADE THEREUNDER IN 1993.

OVERVIEW OF EXECUTIVE COMPENSATION

        During 1993, SCI enjoyed increased revenues and net income and also expanded into an additional foreign market -- Australia. In management's opinion, SCI has generated excellent returns for its shareholders.
For example, an investment of $100 in SCI's stock at the end of 1989 would have been worth $276 by year-end 1993, producing a total shareholder return (assuming quarterly reinvestment of dividends) of 176% for this period. During the same period, a $100 investment in the S&P 500 Index would have been worth $149, which represents a 49% total return. Thus, SCI's total shareholder return over the four-year period ended December 31, 1993 was more than three times the return generated by the broader market index.

        In 1993, the Company underscored the international aspect of its name by acquiring Pine Grove Funeral Group, Australia's largest funeral and cremation services provider. With the Australia acquisition, SCI owned 792 funeral homes and 192 cemeteries in 39 states, the District of Columbia, Canada, and Australia as of the end of 1993.

        SCI remains committed to a path of growth and continued focus on increasing shareholder value. To achieve these aims, the Company's Board of Directors believes that it is crucial to provide key employees with substantial incentive compensation opportunities tied to performance. These incentive programs (which are described in detail in the Compensation Committee Report set forth below) are intended to enable the Company to retain and attract the core talent needed to sustain the results achieved over the last four years. The central focus of SCI's total compensation program is intended to forge a direct link between the economic interests of shareholders and management.

        SCI's Board of Directors and employees are proud of the Company's accomplishments in 1993.


PERFORMANCE GRAPHS

        The following graph presents the Company's cumulative shareholder return over the period of December 31, 1988 to December 31, 1993. The Company is compared to the S&P 500 Index and to the S&P Miscellaneous Index, of which the Company is a member. Each Index assumes $100 invested at the close of trading on December 31, 1988 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

          THE DATA SOURCE FOR ALL GRAPHS IN THIS PROXY STATEMENT IS
                        S&P COMPUSTAT SERVICES.

                  COMPARISON OF CUMULATIVE SHAREHOLDER RETURN
                                   1988-1993

                                    {CHART}

                               At December 31,
                      ----------------------------------
                      1988  1989  1990  1991  1992  1993
                      ----  ----  ----  ----  ----  ----
SCI                    100    92   136   167   174   254
S&P 500 Index          100   132   127   166   179   197
S&P Misc. Index        100   119   111   149   167   196

        The Company believes that a more appropriate comparison of its performance relative to the S&P 500 Index and the S&P Miscellaneous Index can be seen in the period of December 31, 1989 to December 31, 1993. In 1989, the Company developed a new strategic focus and restructuring program. As the next performance graph on the following page indicates, the Company's stock since the new strategic initiative has significantly outperformed the broad market. Each Index assumes $100 invested at the close of trading on December 31, 1989 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

                  COMPARISON OF CUMULATIVE SHAREHOLDER RETURN
                                   1989-1993

                                    {CHART}


                                    At December 31,
                             ----------------------------
                             1989  1990  1991  1992  1993
                             ----  ----  ----  ----  ----
SCI                           100   148   182   189   276
S&P 500 Index                 100    97   126   136   149
S&P Misc. Index               100    93   125   140   164


        The Company attributes the performance reflected in the preceding graph to its strong growth in revenues, operating income, and earnings per share since the restructuring in 1989. The following three charts compare these three performance criteria for SCI and the Index companies for the four years 1989-1992 (1993 information is still incomplete). The figures in the following charts are not weighted by market capitalization.

4-YEAR SALES GROWTH (1989-1992)

                {CHART}


4-YEAR OPERATING INCOME GROWTH (1989-1992)

                {CHART}


4-YEAR EPS GROWTH (1989-1992)

                {CHART}

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is a committee of outside Directors that is chaired by Mr. E. H. Thornton, Jr. Other members are Mr. James H. Greer and Mr. John W. Mecom, Jr. This committee is responsible for reviewing and approving all elements of the total compensation program for officers of Service Corporation International, including long-term incentive arrangements. The Committee has ultimate responsibility for aligning the Company's total compensation programs with its business strategy and for assuring shareholders that pay delivery programs are effective, responsible and competitive when compared to similarly situated organizations. This Committee report documents the basis on which 1993 compensation determinations were made and further describes the components of officer compensation programs for the Company.


COMPENSATION PHILOSOPHY AND OBJECTIVES OF EXECUTIVE
COMPENSATION PROGRAMS

        It is the philosophy of the Company and the Committee that all compensation programs should provide a direct link between the performance of the Company and the compensation of its officers. To that effort, all of the executive compensation and benefit plans have been designed to attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives and increase shareholder value. In particular, the Company has designed its compensation program for officers to focus strongly on stock-based compensation, since this form of compensation provides the clearest link to enhanced shareholder value. From time to time, the Committee works with compensation consultants to assist with the design, implementation and communication of various compensation plans.

        The Company's compensation programs for executives include base salaries, annual performance-based incentives and long-term incentives. Each of these pay delivery programs is further detailed below.

BASE SALARIES

        Base salaries for the Company's officers are reviewed on an annual basis through comparisons with a group of approximately 120 companies of similar size (as measured by revenues and profitability) across various industries (the "Comparison Group"). The competitive pay data is not drawn from the entire groups of companies which comprise the indexes reflected in the various performance graphs contained in this proxy statement, since the Committee believes revenue size and profitability comparisons are more appropriate criteria for establishing base salary and annual incentive compensation rates. Actual salaries are based on individual performance contributions, position in the Company and market comparisons. Individual performance assessments are conducted in a non-formula fashion and also consider overall company financial performance (looking at such measures as earnings per share growth). All of the officers shown in the summary compensation table (the "Named Executives") have employment agreements (see "Executive Employment Agreements"). Under these agreements, the Committee has the sole discretion for determining any increase in base salary; however, under the agreements, base salaries may not be decreased. In 1993, the Named Executives received salary increases ranging from 5 percent to 5.6 percent over the prior year. The current base salary levels for Named Executives are, overall, consistent with the Company's philosophy of targeting the 75th percentile of the Comparison Group. With respect to an item of compensation of an executive, the term "75th percentile" means a level of compensation which is greater than the compensation of peer executives at 75% of the companies in a survey or selected group of companies.

ANNUAL INCENTIVE COMPENSATION

        All of the Company's officers have a significant portion of their total compensation at risk through annual incentive opportunities that are linked to key financial and operational objectives for the Company on a consolidated basis. The objective of this policy is to focus the Named Executives on the attainment of objectives that the Committee believes are primary determinants of share price over time. For the Named Executives, the primary basis for determining awards is earnings per share growth. Actual awards are proportionately decreased or increased on the basis of the Company's earnings per share growth compared to target, subject to maximum award amounts. Target award levels are set at approximately the 75th percentile of the Comparison Group.

        Payments are generally made in cash and are subject to the discretion of the Committee. Annual incentive awards earned for 1993 performance were well above target for the Named Executives because the Company's results exceeded 1993 targeted levels of 10% growth in earnings per share. The awards were paid in 1993.

LONG-TERM INCENTIVE COMPENSATION

        The Committee believes that the Company's key employees should have an ongoing stake in the long-term success of the business. The Committee also believes that key employees should have a considerable portion of their total compensation paid in the form of stock, since stock related compensation provides an incentive for enhancement of shareholder value.

        To accomplish these objectives, the Company has traditionally provided its employees with long-term incentive awards in two forms: (1) time vested restricted stock grants (which are intended to provide actual stock ownership to employees and to emphasize the importance of total shareholder returns) and (2) stock options (which focus on increasing shareholder value). In recent years, time vested restricted stock has been the primary form of long-term incentives used for the Company's officers. In early 1993, the Company granted restricted stock which vested at a rate of 50 percent six months after grant and 50 percent twelve months after the grant date. Tax gross-up payments were made as these grants vested.

        Later in 1993, the Committee decided that the Company's stock based compensation programs should have a greater focus on generating returns for shareholders. To this end, the Committee structured long-term restricted stock grants to vest five percent per year with full vesting at the end of ten years (compared to the Company's traditional method of time vesting over several years), provided, however, that vesting will be accelerated if certain events occur or if certain specified earnings per share growth targets are achieved. Such grants are herein called "Incentive Grants". For additional information on such grants including a description of events which will accelerate vesting, see footnote (4) to the Summary Compensation Table. In determining the size of the 1993 Incentive Grants, the Committee considered a national executive compensation survey of long-term incentive practices of 276 companies of various sizes in various industries (the "Survey Group").

        For the Named Executives, the 1993 Incentive Grants were made in amounts equal to approximately three times the Survey Group's 75th percentile level of annual long-term incentive awards; however, there will be no on-going annual Incentive Grants to these executives until after the 1993 Incentive Grants have fully vested. The grants were established in such amounts in order to provide a significant incentive to the Company's senior officers for producing outstanding earnings and share price performance. The 1993 Incentive Grants to Named Executives were structured so that (i) the Named Executives will not be eligible to receive additional Incentive Grants until after the 1993 Incentive Grants fully vest, and (ii) the Company will not provide any gross-up tax payments to Named Executives as the 1993 Incentive Grants vest.

        Incentive Grants to executives other than the Named Executives were also made in 1993. However, these grants were for amounts normally made during a single year and were made in anticipation of on-going annual grants to these executives. Tax gross-up payments will be made as these grants vest. The grants to this group of executives reflect approximately 75th percentile of grant levels for the Survey Group, including the effect of the tax gross-up payments.

        During 1993, the Committee ratified stock option grants covering 145,000 shares to the Named Executives made on a discretionary basis by Service Corporation International (Canada) Limited ("SCIC"), a Canadian subsidiary. These options vest in increments of one-third on each anniversary of the grant date and contain exercise prices ten percent lower than the fair market value of SCIC stock on the date of grant.

        The Committee has also adopted, subject to shareholder approval, the 1993 Long-Term Incentive Stock Option Plan authorizing the use of 4,650,000 shares for stock option grants. The intent of this plan is to attract, retain and motivate participants and to provide incentives more directly linked to the Company's profitability and increases in stockholder value.

        During its November 1993 meeting, the Committee granted on a discretionary basis, subject to shareholder approval, a total of 4,000,000 stock options to the Named Executives. However, the stock option grants were structured to vest at the earlier of 13 years after the date of grant or at the time the Company's stock price meets targeted levels or upon the occurrence of certain other events. If the fair market value of the Common Stock exceeds or equals $50 per share or $60 per share for 20 consecutive days during the four-year period commencing November 10, 1993, 50% of the stock options or 100% of the stock options, as the case may be, will then vest. For additional information, including a description of all events which will accelerate vesting, see "Proposal to Approve the 1993 Long-Term Incentive Stock Option Plan and the Awards Made Thereunder in 1993."

        The Committee believes there are two key points which shareholders should note in considering the proposed plan. First, attainment of the $50 stock price performance target at the end of four years from the grant date would represent a compounded growth rate of 18.1% per year over the grant date per share price of $25.75. If the $60 stock price performance target is achieved at the end of such period, the compounded growth rate would be 23.6% per year. The Committee believes achieving such levels of performance within four years would constitute outstanding growth in shareholder value. Second, the officers participating under this plan are not eligible to receive any additional stock option awards under this plan although they remain eligible for benefits under other plans .

1993 CHIEF EXECUTIVE OFFICER PAY

        As described above, the Company manages its pay for all executives, including the Chief Executive Officer (or "CEO"), considering both a pay-for-performance philosophy and market rates of compensation for each executive position. Specific actions taken by the Committee regarding the CEO's compensation are summarized below.

Base Salary

        Mr. R. L. Waltrip's salary was increased from $700,000 to $735,000. This salary adjustment represents a five percent increase which is consistent with market salary increases for CEOs generally in 1993.

Annual Incentive

        The annual incentive earned by the CEO for 1993 performance was $882,000, which was paid in cash.

        This annual incentive award reflects the Company's performance measure used in the Company's annual incentive awards. The actual annual incentive award was above target since the Company's earnings per share performance strongly exceeded target. The CEO's individual performance was evaluated by the Committee to be at the same level as the Company's financial performance for the year.

Long-Term Incentive

        The CEO received 171,000 shares of long-term restricted stock previously described as a 1993 Incentive Grant. This grant represents an amount equal to three times the 75th percentile of the Survey Group's annual long-term incentive awards; however, there will not be any on-going annual Incentive Grants to the CEO until after this grant has fully vested. These grants provide for accelerated vesting, including vesting based on the attainment of specified earnings per share growth targets. The CEO will not receive any tax gross-up payments as these grants vest and will not be eligible to receive another Incentive Grant until after this grant has fully vested. The CEO also received a time-vested restricted stock grant of 13,450 shares early in 1993.

        The CEO also received an option to acquire 45,000 shares of SCIC common stock. This option, which was granted on a discretionary basis, vests in increments of one-third on each anniversary of the grant date (or earlier upon death or disability or a change of control of the Company) and contains an exercise price ten percent lower than the fair market value of SCIC stock on the date of grant.

        In addition, the CEO received an option to acquire 1,550,000 shares of SCI common stock, subject to shareholder approval, under the proposed 1993 Long-Term Incentive Stock Option Plan. This option grant, which was made on a discretionary basis, is structured in the same fashion described in the previous section of this report and is intended to provide substantial incentives more directly linked to the Company's profitability and increases in stockholder value. The exercise price of the option is equal to the fair market value of the stock at the date of grant.

LIMITATION OF TAX DEDUCTION FOR EXECUTIVE COMPENSATION

        The Omnibus Budget Reconciliation Act of 1993 (the "Act") prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million annually, effective for compensation paid after 1993. Although the Committee has not adopted a policy relating to the Act, the Committee believes that there will be little if any impact from this limitation to the Company in 1994 due to various exceptions to the $1 million limitation.

        The Committee made 1993 long-term restricted stock grants (described previously as Incentive Grants) to Named Executives which are taxable to the executive and deductible to the Company in 1993, and thus are not subject to the new limitations. The Company believes that the proposed 1993 Long-Term Incentive Stock Option Plan qualifies for an exception to the $1 million limit. The Committee believes that the Company's other compensation programs which will result in amounts of compensation in 1994 will either qualify for exceptions to the $1 million limit or that in the aggregate such amounts of compensation will not significantly exceed $1 million for each Named Executive.





Compensation Committee:
E.H. Thornton, Jr., Chairman
James H. Greer
John W. Mecom, Jr.

CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS

CASH COMPENSATION

        The following table sets forth information for the three years ended December 31, 1993 with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the "Salary" and "Bonus" columns in the table.

                          SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                           ------------------------------------
                                         ANNUAL COMPENSATION                         AWARDS           PAYOUTS
                                    -------------------------------------  ------------------------  ----------
                                                                            RESTRICTED                LONG-TERM
      NAME AND                                           OTHER ANNUAL          STOCK         STOCK    INCENTIVE      ALL OTHER
 PRINCIPAL POSITION          YEAR   SALARY     BONUS   COMPENSATION(1)(2)  AWARD(S)(3)(4)   OPTIONS   PAYOUTS(5)  COMPENSATION(1)(6)
 ------------------          ----   ------     -----   ------------------  --------------   -------   ----------  ------------------
R. L. Waltrip               1993   $717,500   $882,000     $775,663          $4,239,432    1,595,000         $0       $170,418
Chairman and                1992    700,000          0      381,975          $1,570,781            0  1,200,000        211,440
Chief Executive Officer     1991    700,000    700,000                                0                       0              0

L. William Heiligbrodt      1993    462,500    522,500      579,499           2,571,218      985,000          0         42,322
President and               1992    450,000          0      310,000           1,055,771            0  1,200,000         43,134
Chief Operating Officer     1991    450,000    404,000                                0            0          0

W. Blair Waltrip            1993    307,500    315,000      263,436           1,478,693      585,000          0         42,383
Executive Vice              1992    275,000          0      144,750             566,511            0    600,000         43,323
President Operations        1991    274,423    220,000                                0            0          0

Samuel W. Rizzo             1993    282,500    261,000      372,698           1,315,505      505,000          0         42,599
Executive Vice President,   1992    275,000          0      179,209             798,266            0    600,000         43,111
Chief Financial Officer     1991    274,423    220,000                                0            0          0
and Treasurer

John W. Morrow, Jr.         1993    282,500    261,000      219,059           1,311,743      475,000          0            599
Executive Vice President    1992    274,327          0      112,629             386,258            0          0          1,073
Corporate Development       1991    250,000    200,000                                0            0          0

(1) Pursuant to the transitional provisions set forth in the proxy rules, amounts of Other Annual Compensation and All Other Compensation are excluded for the Company's 1991 fiscal year.

(2) Figures include tax gross-up payments on restricted stock award vestings which are taken into consideration when determining the total value of each award. Figures also include other executive perquisites and benefits, including, for 1993, $22,044 for use of a car, $28,644 for use of aircraft and $34,560 in tax and financial planning services for Mr. R. L. Waltrip; $17,349 for use of a car, $20,307 for use of aircraft and $13,490 in tax and financial planning services for Mr. Heiligbrodt; $10,410 for use of a car, $5,842 for use of aircraft, and $1,350 in tax and financial planning services for Mr. W. Blair Waltrip; $10,575 for use of a car, $10,891 for use of aircraft and $19,067 in tax and financial planning services for Mr. Rizzo; and $10,135 for use of a car, $9,910 for use of aircraft, and $10,000 in tax and financial planning services for Mr. Morrow.

(3) At December 31, 1993, the number and value of restricted stock holdings not vested of the listed executives were as follows:

                                     Shares          Value
                                     ------          -----
R. L. Waltrip                        252,350      $6,624,188
L. William Heiligbrodt               157,025       4,121,906
W. Blair Waltrip                      89,125       2,339,531
Samuel W. Rizzo                       91,500       2,401,875
John W. Morrow                        71,525       1,877,531


(4) Shares of restricted stock were awarded on February 10, 1993 as follows:
    Mr. R. L. Waltrip--13,450 shares; Mr. Heiligbrodt--7,800 shares; Mr. W. Blair Waltrip--4,250 shares; Mr. Rizzo--4,250 shares; and Mr. Morrow--4,050 shares. These shares vest 50% six months after the grant date and 50% one year after the grant date. These awards vest 100% in the event of death, disability, retirement at age 65, attaining the age of 70 or upon a change of control (as defined in the Amended 1987 Stock Plan) of the Company. Incentive Grants were awarded on August 10, 1993 as follows: Mr. R. L. Waltrip--171,000 shares; Mr. Heiligbrodt--104,000 shares; Mr. W. Blair Waltrip--60,000 shares; Mr. Rizzo--53,000 shares; and Mr. Morrow--53,000 shares. These shares vest 5% per year and fully at the end of ten years from the grant date; however, vesting may be accelerated if the Earnings Per Share ("EPS") growth targets are met. EPS growth targets and vesting percentages are based on audited financial results for each fiscal year and are as follows: less than 8%--5% vesting; from 8% to 10%--10% vesting; 10% or greater--two times the EPS growth rate (that is, a 12% EPS growth would result in 24% vesting). The 1993 Incentive Grants will vest 100% in the event of death, disability or upon a change of control (as defined in the Amended 1987 Stock Plan) of the Company. Dividends will be paid on the restricted shares.

(5) These amounts were paid in 1992 in connection with the termination of the Partnership Equity Plan for Provident Services, Inc. Key Executives and Directors and the cancellation of the awards granted in February 1990 under such plan.

(6) Consists of the following: $127,560 for split dollar life insurance, $858 for term life insurance and $42,000 in director fees for Mr. R. L. Waltrip; $322 for term life insurance and $42,000 in director fees for Mr. Heiligbrodt; $383 for term life insurance and $42,000 in director fees for Mr. W. Blair Waltrip; $599 for term life insurance and $42,000 in director fees for Mr. Rizzo; and $599 for term life insurance for Mr. Morrow.

STOCK OPTIONS
                             OPTION GRANTS IN 1993

                                                 NUMBER     % OF TOTAL                                                   GRANT
                                                OF SHARES    OPTIONS                                                     DATE
                                               UNDERLYING   GRANTED TO    EXERCISE        MARKET                        PRESENT
                           GRANT                OPTIONS    EMPLOYEES IN     PRICE          PRICE      EXPIRATION       VALUE (5)
 NAME                      DATE    STOCK(1)    GRANTED(2)      1993      PER SHARE(3)   PER SHARE(3)    DATE(4)      (U.S. DOLLARS)
 ----                      ----    --------    ----------      ----      ------------   ------------    -------      --------------
R. L. Waltrip             5/26/93   SCIC        45,000         24.0%      $21.72 C        $24.13 C      5/26/00        $   336,631
                         11/10/93    SCI     1,550,000         36.3        25.75           25.75       11/10/07         14,548,106

L. William Heiligbrodt    5/26/93   SCIC        35,000         18.7        21.72 C         24.13 C      5/26/00            261,824
                         11/10/93    SCI       950,000         22.3        25.75           25.75       11/10/07          8,916,581

W. Blair Waltrip          3/24/93   SCIC        20,000         10.7        20.25 C         22.50 C      3/24/00            139,507
                          5/26/93   SCIC        15,000          8.0        21.72 C         24.13 C      5/26/00            112,210
                         11/10/93    SCI       550,000         12.9        25.75           25.75       11/10/07          5,162,231

Samuel W. Rizzo           5/26/93   SCIC        30,000         16.0        21.72 C         24.13 C      5/26/00            224,421
                         11/10/93    SCI       475,000         11.1        25.75           25.75       11/10/07          4,458,291

John W. Morrow, Jr.      11/10/93    SCI       475,000         11.1        25.75           25.75       11/10/07          4,458,291

(1) During 1993, the named executive officers were granted options to acquire Common Stock of SCI and options to acquire common stock of Service Corporation International (Canada) Limited ("SCIC"), a public Canadian company that is approximately 70% owned by SCI.

(2) The SCI stock options were granted, subject to shareholder approval, under the 1993 Long-Term Incentive Stock Option Plan and will vest upon the occurrence of certain events, including vesting at the earlier of 13 years after the date of the grant, or at the time the Common Stock meets certain targeted levels during the first 4 years from the date of the grant. If the fair market value of the Common Stock exceeds or equals $50 per share or $60 per share for 20 consecutive days during the four-year period commencing November 10, 1993, 50% of the stock options or 100% of the stock options, as the case may be, will then vest. For additional information, including a description of all events which will accelerate vesting, see "Proposal to Approve the 1993 Long-Term Incentive Stock Option Plan and the Awards Made Thereunder in 1993." The SCIC stock options vest in increments of 1/3 each year or upon death or disability or upon a change in control of the Company.

(3) The exercise prices for SCI options are referenced in U.S. dollars and for SCIC options in Canadian dollars denoted with a "C". The exercise price for the SCI stock is the average market price at the date of the grant. The exercise price for the SCIC stock is 10% less than the market price at the date of the grant. The exercise date for the SCI stock is no sooner than 4 years from date of grant (except upon a change in control of the Company) and no later than 14 years from date of grant.

(4) The expiration date for the SCIC options is 7 years from the date of the grant. The expiration date for the SCI options is no later than 14 years from the date of the grant.

(5) The present value of options is based on a present value model known as the "Black-Scholes option pricing model" to arrive at the values shown. Canadian dollars were converted to U.S. dollars using the exchange rate in effect at December 31, 1993. The choice of the Black-Scholes valuation method does not reflect any belief by SCI's management that such method, or any other valuation method, can accurately assign a value to an option at the grant date. The assumptions used for valuing the SCI grants are: volatility rate 21.79%; annual dividend rate of $0.42 per share; risk free interest rate 6%; and adjustment for risk of forfeiture 3% per year for four years. The valuation assumptions for the SCIC grants are: volatility rate 21.79%; dividend yield $0; interest rate 5.6%; and adjustment for risk of forfeiture 3% per year for three years.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1993 OPTION VALUES

                                                                  NUMBER OF SHARES                    VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS AT
                                                                      OPTIONS AT                        DECEMBER 31, 1993
                            SHARES                                DECEMBER 31, 1993                       (U.S. DOLLARS)
                           ACQUIRED          VALUE         ----------------------------------     ---------------------------------
 NAME                    ON EXERCISE       REALIZED ($)    EXERCISABLE(1)    UNEXERCISABLE(2)     EXERCISABLE(1)    UNEXERCISABLE(2)
 ----                    -----------       ------------    --------------    ----------------     --------------    ----------------
R. L. Waltrip                0                 0              24,000            1,595,000           $294,996           $995,275
L. William Heiligbrodt       0                 0              19,500              985,000            239,997            646,325
W. Blair Waltrip             0                 0              29,500              585,000            351,985            468,533
Samuel W. Rizzo              0                 0              18,000              505,000            221,247            384,350
John W. Morrow, Jr.          0                 0               9,000              475,000            120,744            237,500


(1) The amounts in the table regarding Mr. W. Blair Waltrip include exercisable options for 10,000 shares of common stock of SCIC having a value of $111,988 at December 31, 1993.

(2) The amounts in the table include unexercisable options to acquire shares of common stock of SCIC as follows:

R. L. Waltrip
- - 45,000 shares valued at $220,275 at December 31, 1993

L. William Heiligbrodt
- - 35,000 shares valued at $171,325 at December 31, 1993

W. Blair Waltrip
- - 35,000 shares valued at $193,533 at December 31, 1993

Samuel W. Rizzo
- - 30,000 shares valued at $146,850 at December 31, 1993

RETIREMENT PLANS

 Cash Balance Plan

        The SCI Pension Plan was restated and renamed the SCI Cash Balance Plan effective October 1, 1993. The SCI Pension Plan, a defined benefit plan, assumed employment continued to a normal retirement date of age 65. The annuity, payable for life with 120 monthly payments certain, would provide a monthly benefit computed as follows: 40% of final average monthly compensation for the highest five consecutive years multiplied by a fraction of which the numerator is the years of benefit service (not to exceed 30) and the denominator is 30.

        Participants' opening account balances in the SCI Cash Balance Plan were actuarially determined, based on the accrued benefit provided by the formula from the SCI Pension Plan. The SCI Cash Balance Plan account will be credited, each year that a participant qualifies, with a Company contribution (based on annual compensation and years of benefit service) and interest. The chart below is the percentage applied to total compensation for determining the Company contribution for each participant.


                                                   PERCENTAGE OF
YEARS OF BENEFIT SERVICE                           COMPENSATION
Less than six years                                    5.5%
Six to ten years                                       6.5%
Eleven or more years                                   8.0%

        The maximum compensation used in computing benefits under the SCI Pension Plan and the SCI Cash Balance Plan for 1993 was limited to $235,840.

        For the period October 1, 1993 to December 31, 1993, interest for each account was credited at the annual rate of 4.5%.

                  ESTIMATED ANNUAL BENEFITS PAYABLE AT AGE 65


      NAME                             ANNUAL BENEFIT
R. L. Waltrip                             $102,126
L. William Heiligbrodt                    $ 29,141
W. Blair Waltrip                          $ 87,124
Samuel W. Rizzo                           $ 20,489
John W. Morrow, Jr.                       $ 15,152


        Normal Retirement Age is defined in the SCI Cash Balance Plan as (1) the date upon which a member attains age 65 or (2) in the case of an employee who becomes a member of the SCI Cash Balance Plan after the age of 60, it will be the fifth anniversary of the date that such member became a participant.

        Employees at least age 60 years old with 10 years of benefit service on September 30, 1993 will receive the greater of the benefit they would have earned under the SCI Pension Plan or the benefit earned under the SCI Cash Balance Plan.

        The credited years of service under the SCI Cash Balance Plan as of December 31, 1993, for the following named individuals are set opposite their names: R. L. Waltrip (37), L. William Heiligbrodt (6), W. Blair Waltrip (16), Samuel W. Rizzo (6) and John W. Morrow, Jr. (4). Base salary and bonus payments are covered by the SCI Cash Balance Plan; however, with respect to the persons listed in the Summary Compensation Table, their compensation covered by the SCI Cash Balance Plan is limited to $235,840 for 1993.

 Supplemental Executive Retirement Plan for
 Senior Officers

        The Supplemental Executive Retirement Plan for Senior Officers ("SERP for Senior Officers") is a non-qualified deferred compensation plan which covered officers and subsidiary operating presidents on December 31, 1993, including the individuals listed in the Summary Compensation Table. The Plan was amended on December 31, 1993 to allow cost-of-living adjustments based on the change in the annual Consumer Price Index up to a maximum of 7% per annum. Benefits under the SERP for Senior Officers for individuals listed in the Summary Compensation Table are computed in the table set forth below based upon years of benefit service credited under the SCI Cash Balance Plan and the cost-of-living adjustments for 1992 and 1993. Such benefits will be in addition to SCI Cash Balance Plan benefits.

 ANNUAL BENEFITS

                                                              YEARS OF SERVICE
                                LESS THAN                                                         MORE THAN
                                    5          5 - 10        10 - 15       15 - 20     20 - 25        25
                                ---------      ------        -------       -------     -------    ---------
Robert L. Waltrip               $264,196      $528,392      $686,909      $792,587    $898,266    $1,056,783
L. William Heiligbrodt           158,517       317,035       582,392       634,070     739,748       845,426
W. Blair Waltrip                 105,678       184,937       290,615       369,874     449,133       528,392
Samuel W. Rizzo                  105,678       184,937       290,615       369,874     449,133       528,392
John W. Morrow, Jr.              105,678       158,517       264,196       317,035     369,874       422,713


        Benefit payments will be made in the form of 180 monthly installments commencing at the later of severance of employment or the attainment of age fifty-five. Prior to retirement, if a participant dies or in the event of a change of control (as defined in the SERP for Senior Officers) of the Company, the Company will promptly pay to each beneficiary or participant a lump sum equal to the present value of the benefit that the participant would have been entitled to if he had continued to accrue benefit service from the date of death or the date of the change of control to the date of his 65th birthday.

EXECUTIVE EMPLOYMENT AGREEMENTS

        In November 1991, the Company entered into new executive employment agreements with its executive officers, including Messrs. R. L. Waltrip, Heiligbrodt, W. Blair Waltrip, Rizzo and Morrow. The agreements have an initial term of five years for Mr. R. L. Waltrip, four years for Mr. Heiligbrodt and three years for each of Messrs. W. Blair Waltrip, Rizzo and Morrow. The terms are extended for an additional year upon each anniversary date unless notice of non-renewal is given by either party. If such notice is given by the Company, the employment period is extended so as to terminate the same number of years after the date of such notice as the original term of the agreement. The agreements provide for base salaries, which may be increased by the Board of Directors, and the right to participate in bonus and other compensation and benefit arrangements. As of March 25, 1994, the base salaries for Messrs. R. L. Waltrip, Heiligbrodt, W. Blair Waltrip, Rizzo and Morrow were $735,000, $475,000, $315,000, $290,000 and $290,000 respectively.

        In the event of termination of employment due to disability or death, the executive or his estate will be entitled to receive any accrued and unpaid salary or other compensation, a pro rata portion (based on the portion of the year elapsed at the date of termination) of the highest bonus the executive received in the preceding three years and continuation of welfare plan benefits. If an executive is terminated without cause, he will be entitled to continuation of compensation and certain other benefits for the remaining term of his employment agreement. In the event of a change of control (as defined in the agreements) of the Company, the executive will be entitled to terminate his employment for certain specified reasons generally relating to a failure by the Company to honor the terms of the employment agreement ("Good Reason"), or without any reason during the 30-day period beginning one year after the change of control (the "Window Period"), and receive a lump-sum payment equal to (a) any accrued and unpaid salary or other compensation plus (b) a pro rata portion (based on the portion of the year elapsed at the date of termination) of the highest bonus the executive received in the preceding three years plus (c) a multiple (equal to the number of years in the initial term) of both the executive's base salary and his highest recent bonus.

        Upon termination of his employment, each executive will be subject, at the Company's option, to a non-competition obligation for a period equal to the number of years in the executive's initial term (except for Mr. R. L. Waltrip, whose 10-year non-competition obligation is described below). If the Company elects to have the non-competition provisions apply, during the non-competition period the Company will make payments to the executive (other than Mr. R. L. Waltrip) at a rate equal to his base salary at the time of termination, unless such termination was for cause or if the executive terminates his employment other than for Good Reason or during the Window Period, in which case the executive will be bound by the non-competition provisions without the Company making the corresponding payments. Any payments relating to the non-competition provisions (except the payment already made to Mr. R. L. Waltrip as described below) will be reduced to the extent the executive has received a lump-sum payment in lieu of salary and bonus after termination of employment.

        Each executive employment agreement contains provisions giving the Company full ownership of any intellectual property developed by the executive in the course of his employment, imposing an obligation of confidentiality on the executive with respect to the Company's proprietary information and prohibiting certain actions by the executive (whether or not the Company elects to have the non-competition provisions described in the preceding paragraph apply) that could be harmful to the Company after termination of the executive's employment.

        If any payments under the executive employment agreement or under the benefit plans of the Company (including the Amended 1987 Stock Plan, the SERP for Senior Officers or the proposed 1993 Long-Term Incentive Stock Option Plan) would subject the executive to any excise tax under the Internal Revenue Code, the executive will also be entitled to receive an additional payment in an amount such that, after the payment of all taxes (income and excise), the executive will be in the same after-tax position as if no excise tax had been imposed.

        The Company's employment agreement with Mr. R. L. Waltrip provides for a 10-year non-competition period applicable to Mr. Waltrip beginning on the date of his retirement. This provision was incorporated into the November 1991 employment agreement from an earlier employment agreement that was terminated in November 1991. In connection with such termination, Mr. Waltrip received a payment of the present value of amounts that would have become payable under the earlier employment agreement during the non-competition period. Mr. Waltrip's current employment agreement does not provide for any further payment in consideration for Mr. Waltrip's covenant not to compete.

OTHER COMPENSATION

        In July 1988, the Company entered agreements with all executive officers and certain former officers to provide payments to their estates in the event of death. These agreements replaced certain insurance policy arrangements which the Company terminated in 1988. Under the agreements as amended, the payments, when paid, will be taxable and will amount to $2,777,778 for Mr. R. L. Waltrip, $2,083,333 for Mr. Heiligbrodt, $1,388,888 for each of Messrs. W. Blair Waltrip, Rizzo and Morrow. The benefit amount under each of these agreements is payable in full immediately in the event of death while the officer is employed. After termination of employment, the death benefit remains payable to the extent it has vested. The death benefit will vest at the rate, whichever is greater, of
(i) 50% after ten years of employment and 5% per year thereafter, or (ii) 30% after three years of service as an officer and 10% per year thereafter.

DIRECTOR COMPENSATION

        The current rates of directors' and committee fees are $5,250 quarterly plus $5,250 for each meeting of the Board attended (payable to all directors), and $1,500 for each committee meeting attended (payable to non-employee directors only). Each year, the Company provides each director the opportunity to defer his director fees pursuant to a deferred compensation agreement. The agreements allow the directors to specify the percentage of fees to be deferred and the date(s) for the payout of such fees. The Company maintains a bookkeeping account for any deferred fees and credits the account quarterly with interest at a rate which is one-half percentage point lower than the Company's quarterly bank borrowing rate.

        In addition, directors who are not employees of the Company or its subsidiaries automatically receive yearly awards of restricted Common Stock through 1994 pursuant to the 1990 Stock Plan For Non-Employee Directors. Each award will be made on the second Thursday of May for an amount of 1,500 shares. Each award will have a restriction period which will lapse on the second Thursday in May of the year following the year the award is granted. If the director terminates service as a director for any reason other than disability or death prior to the lapse of the restriction period, the restricted shares shall be forfeited. The restrictions shall lapse upon the occurrence of death or total and permanent disability of the director or upon a change of control (as defined in the plan) of the Company. While the restrictions are in effect, the shares cannot be sold, pledged or transferred. Except for the restrictions described above, a participant in the Plan who has been awarded shares of restricted Common Stock has all the rights of a holder of Common Stock, including the right to receive dividends paid on such shares and the right to vote such shares. In 1993, each of the eleven directors who were not employees received an award of 1,500 shares under the plan.

        In 1992, the Company adopted the Retirement Plan for Non-Employee Directors. Under this plan, each of the directors who are not employees of the Company, including the Director Emeritus, was designated as a plan participant and will be entitled to receive annual retirement benefits of $42,500 for ten years, subject to a vesting schedule. The retirement benefits will vest in 25% increments at the end of five years, eight years, eleven years and fifteen years of credited service, except that the benefits will automatically vest 100% in the event of death while a director or in the event of a change in control (as defined in the plan) of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. R. L. Waltrip, Chairman and Chief Executive Officer of the Company, served as a member of the Compensation Committee of the Board of Directors of Tanknology Environmental, Inc. ("TEI") until April 1993. Mr. Samuel W. Rizzo, Executive Vice President and Chief Financial Officer/Treasurer of the Company, also served as a member of such committee in 1993. Mr. Waltrip is also Chairman of the Board and Chief Executive Officer of TEI. Mr. Waltrip receives no salary or other compensation from TEI in his capacity as Chairman and Chief Executive Officer to TEI, other than director fees and noncash compensation paid to other nonemployee directors of TEI. Mr. Waltrip devotes substantially all of his time to his duties as Chairman of the Board and Chief Executive Officer of the Company.

CERTAIN TRANSACTIONS

        On December 10, 1981, the Company consummated the acquisition of IFS Industries, Inc. ("IFS"). On such date Douglas M. Conway, then Executive Vice President and a director of IFS, was elected to the Board of Directors of the Company. At the time of the IFS acquisition, Mr. Conway had an employment agreement and a deferred compensation agreement with IFS which were continued in accordance with their terms. Mr. Conway retired from IFS in February 1983. His deferred compensation agreement, which provided for monthly payments of $1,667 for a period of 120 months, went into effect on March 1, 1983 and expired in February 1993. The Company paid Mr. Conway $1,667 under the agreement for 1993.

        In August 1989, the Company acquired from J. W. Morrow Investment Company its funeral home businesses located in Henderson, Texas and Charlotte, North Carolina. John W. Morrow, Jr. was the primary shareholder of J. W. Morrow Investment Company and was elected Executive Vice President of the Company in August 1989. Mr. Morrow is currently the Executive Vice President Corporate Development of the Company. In the August 1989 transaction, Mr. Morrow received shares of Common Stock of the Company as his share of the acquisition price and, in addition, entered a ten year Agreement-Not-To-Compete with the Company. Under the Agreement-Not-To-Compete, Mr. Morrow received a cash payment and monthly payments scheduled to continue for a total of 96 months, which monthly payments totaled $152,000 in 1993. Each of Mr. Morrow's adult children entered a ten year Agreement-Not-To-Compete under which the Company is obligated to make payments of $1,000 per child per month for the term of such agreements. The Company paid $12,000 in 1993 to each of three children under their agreements.

        In 1993, the Company provided compensation of $281,846 and granted 3,500 shares of restricted stock of the Company to T. Craig Benson, son-in-law of
R. L. Waltrip, in his capacity as a Vice President of the Company. Mr. Benson also received an option to acquire 2,500 shares of SCIC common stock.

        In 1993, the Company paid $42,000 cash remuneration and awarded 1,500 shares of Common Stock to Wanda A. McGee, mother of R. L. Waltrip, in her capacity as Director Emeritus of the Company. Pursuant to a resolution adopted by the Board in 1983, Ms. McGee is entitled as Director Emeritus to receive such fees and other emoluments as may be paid or awarded to directors of the Company.

        Provident Services, Inc. and its subsidiaries ("Provident") provide various types of financing in the funeral and cemetery industry, including loans to certain employees and directors of the Company. Provident Services, Inc. is a subsidiary of the Company. During 1993, Provident had outstanding loans to officers and directors as indicated in the table on the following page. All such loans are secured and contain terms which, in the opinion of management, are as favorable to Provident as could have been negotiated with any third party.

        In addition, Provident leased six vehicles in 1993 to companies owned by Mr. R. L. Waltrip and received rentals aggregating $38,148. Provident also leased five vehicles to a company owned by Mr. Heiligbrodt and received rentals aggregating $36,705. All of the leases were entered at market rates and contain terms which, in the opinion of management, are as favorable to Provident as could have been negotiated with any third party.

        In connection with grants of restricted stock under the Amended 1987 Stock Plan on August 10, 1993, the Company on August 19, 1993 made loans of $1,700,000 to Mr. R. L. Waltrip, $1,000,000 to Mr. Heiligbrodt, $600,000 to Mr.
W. Blair Waltrip, $525,000 to Mr. Rizzo and $525,000 to Mr. Morrow. The loans were made to enable such officers to pay the estimated federal income taxes resulting from their receipt of the August 10, 1993 restricted stock grants. Each of the loans is due August 10, 2003 and bears interest at 6-1/2% per annum.

        The Company acquired AMEDCO Inc. ("AMEDCO") in 1986. Prior to the acquisition, Mr. B. D. Hunter served as Chairman of the Board, President and Chief Executive Officer of AMEDCO. Immediately prior to the closing of the acquisition of AMEDCO by the Company, AMEDCO sold its health care operations to Huntco Manufacturing, Inc. ("HMI") and its

LOANS FROM PROVIDENT


                                                  LARGEST           LOAN
                                                   LOAN          BALANCE AT
                                                BALANCE IN        DEC. 31,          INTEREST
      NAME                                         1993             1993              RATE                  NATURE OF LOAN
      ----                                      ----------       ----------         --------                --------------
George R. Champagne                             $168,304             $0              9.10%                  Mortgage Loan
Vice President and Assistant to                   104,375       $104,375              Prime           Loan to Exercise Stock Options
Chief Operating Officer

Anthony L. Coelho                                $872,000        866,424              7.20%                  Mortgage Loan
Director

G. Kyle Guinn                                    $386,629       $382,604              7.55%                  Mortgage Loan
Former Senior Vice President and Treasurer        230,813              0              Prime           Loan to Exercise Stock Options

L. William Heiligbrodt                           $119,313       $119,313              7.45%                  Mortgage Loan
President                                         377,468        373,884              7.70%                  Mortgage Loan
and Chief Operating Officer                        99,916         99,000              7.60%                  Mortgage Loan

Glenn G. McMillen                                $ 13,500       $ 13,500              Prime               Loan for Personal Use/
Senior Vice President Australia                                                                              Secured by Stock

John W. Morrow, Jr.                              $413,800             $0              9.05%                  Mortgage Loan
Executive Vice President
Corporate Development

Henry M. Nelly, III                              $129,121       $123,181              9.10%                  Mortgage Loan
President of Provident                            104,375        104,375              Prime           Loan to Exercise Stock Options

E. Keith Payne                                   $ 99,115       $ 99,115              Prime           Loan to Exercise Stock Options
Former Senior Vice President and Secretary

Jerald L. Pullins                                $250,000       $250,000              Prime               Loan for Personal Use/
Senior Vice President                                                                                        Secured by Stock

Samuel W. Rizzo                                  $643,840             $0              8.55%                  Mortgage Loan
Executive Vice President and                     $100,000       $ 99,560              6.95%                  Mortgage Loan
Chief Financial Officer/Treasurer

Jack D. Rottman                                  $255,234       $252,916              9.10%                  Mortgage Loan
Former Vice President Operations

Richard T. Sells                                 $272,993       $262,128              7.80%                  Mortgage Loan
Vice President Prearranged Sales

Jack L. Stoner                                   $249,003       $239,104              7.20%                  Mortgage Loan
Senior Vice President Administration

steel operations to Huntco Steel, Inc. ("Huntco Steel"). HMI and Huntco Steel were wholly-owned subsidiaries of Huntco Acquisitions Holding, Inc. ("HAH"). All of the outstanding shares of capital stock of HAH are owned by a company which is owned approximately 40% by Mr. Hunter, 40% by Huntco, Inc. ("Huntco") and 19% by Huntco Farms, Inc. (of which Mr. Hunter owns 10% and Huntco owns 85%). Mr. Hunter is a director of Huntco, owns Huntco preferred stock which gives him voting control of Huntco and serves as co-trustee of irrevocable trusts which own approximately 85% of the common stock of Huntco. The trusts are for the benefit of Mr. Hunter's adult children, and Mr. Hunter has the power to appoint a successor co-trustee. Mr. Hunter disclaims beneficial interest in the shares of stock owned by such trusts.

        In April 1991 the Company, HAH, HMI, Huntco Steel and Mr. Hunter entered into a Property Exchange and Settlement Agreement, pursuant to which, among other things, the Company acquired shares of non-voting common stock of Huntco Steel representing 19% of its outstanding common stock. In November 1992, the Company sold its common stock of Huntco Steel to HAH in exchange for a $2,500,000 promissory note (the "HAH note") due November 30, 1993. The HAH note bore interest at the prime rate plus 2% and was secured by: (i) a promissory note from HMH Investments, Inc., which is owned 49% by Mr. Hunter, to HMI (owned by HAH) due

April 17, 1997 with an outstanding principal balance of $1,230,000; (ii)
984,000 shares of Class A common stock of Everest & Jennings International,
Ltd. to the extent such shares secure the promissory note from HMH Investments, Inc.; (iii) all the senior preferred stock of Huntco Steel; and (iv) all the common stock of Huntco Steel. On July 7, 1993, the HAH note was paid in full and the collateral was released. The total payment was $2,619,954, consisting of $2,500,000 in principal and $119,954 in accrued interest.

        In connection with the sale of AMEDCO's health care operations in 1986, the Company agreed to retain title to a tract of land and a manufacturing facility in Wright City, Missouri pending its sale. The property was encumbered by liens securing industrial revenue bonds. HMI assumed the liabilities under the industrial revenue bonds, the Company agreed to pay HMI any sales proceeds in excess of amounts necessary to discharge the bonds, and HMI agreed to indemnify the Company if the sales proceeds were insufficient to discharge the bonds. The property has not been sold but has instead been used in the health care operations of HMI and its successors, who have assumed HMI's obligations to the Company relating to the property, although HMI remains liable. During 1993, HMI's successors paid all installments of principal and interest due on the industrial revenue bonds, consisting of principal of $500,000 and interest of $97,333. At December 31, 1993, the outstanding principal balance due on the bonds was $700,000.

        The Company leased office facilities in Springfield, Illinois pursuant to a lease that expired in 1993. The lessor was a company owned by HAH. During 1993, the Company paid the lessor $235,060 pursuant to the lease.

        As a result of its acquisition of AMEDCO, the Company is liable for the payment of a promissory note to Huntco dated December 16, 1985, which had a principal balance of $607,377 as of December 31, 1993. Such note bears interest at an annual rate of 12%. The principal and interest on such note are payable in quarterly installments. During 1993, the Company paid $253,891 in principal and $92,208 in interest on such note.

        In 1993, subsidiaries of J. P. Morgan & Co. Incorporated ("Morgan"), which holds more than 5% of the outstanding shares of Common Stock of the Company, received $312,500 in connection with services rendered to the Company in the underwriting of a public offering of debt by the Company. In February 1993, the Company and a Morgan subsidiary entered a swap agreement with respect to an amount of $150,000,000, under which the Morgan subsidiary was obligated to pay the Company a fixed rate of 5.5425% for four and one-half years and the Company was obligated to pay the Morgan subsidiary a variable rate (initially 3.4175%) that reprices to a floating LIBOR rate every six months. Effective in April 1993, the Morgan subsidiary paid a $2,900,000 fee to the Company and the swap transaction was terminated. In connection with an acquisition of an Australian company in August 1993, the Company paid a $750,000 advisory fee to a Morgan subsidiary. In August 1993, the Company and a Morgan subsidiary entered a seven year and four month swap transaction under which the Morgan subsidiary paid $110,000,000 Australian Dollars ("AUD") in August 1993 to the Company and became obligated to pay the Company (i) $73,590,000 US Dollars ("USD") in December 2000 and (ii) a variable rate of interest on $73,590,000 USD that reprices to a floating LIBOR rate every six months. In the transaction, the Company paid $73,590,000 USD in August 1993 to the Morgan subsidiary and became obligated to pay the subsidiary (i) $110,000,000 AUD in December 2000 and (ii) a fixed rate of 7.235% on $66,000,000 AUD and a variable rate of interest on $44,000,000 AUD that reprices every six months. In November 1993, the Company and a Morgan subsidiary entered an agreement providing the Morgan subsidiary an option to put into effect a swap agreement with respect to an amount of $150,000,000, under which the Morgan subsidiary would be obligated to pay the Company a fixed rate of 5.36% for five years and the Company would be obligated to pay the Morgan subsidiary a variable rate that would reprice to a floating LIBOR rate every six months. If the option to effect the swap had not been exercised,the Morgan subsidiary would have been obligated to pay $1,160,000 to the Company. On December 31, 1993, the swap became effective. The Morgan subsidiary then paid $714,000 to the Company and the Company provided an option to the Morgan subsidiary to cancel in February or August 1994. The swap was not canceled in February 1994 and remains in effect at the date hereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS

PRINCIPAL SHAREHOLDERS

        The table below sets forth information as of March 25, 1994, with respect to any person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock.


                                              AMOUNT          PERCENT
   NAME AND ADDRESS                        BENEFICIALLY         OF
 OF BENEFICIAL OWNER                          OWNED            CLASS
 -------------------                       ------------       -------
FMR Corp.
 82 Devonshire Street
 Boston, Massachusetts 02109                5,399,229(1)        6.3%

J. P. Morgan & Co. Incorporated
 60 Wall Street
 New York, New York 10015                   6,491,505(2)        7.6%


(1) Derived from a filing of FMR Corp. as of February 11, 1994, which reported sole voting power for 1,107,254 shares and sole investment power for 5,399,299 shares.

(2) Derived from a filing of J. P. Morgan & Co. Incorporated as of December 31, 1993, which reported sole voting power for 4,121,205 shares, shared voting power for 5,800 shares, sole investment power for 6,423,805 shares and shared investment power for 61,900 shares.

SECURITY OWNERSHIP OF MANAGEMENT

        The table to the right sets forth, as of March 25, 1994, the amount of the Company's Common Stock beneficially owned by each executive officer named in the Summary Compensation Table, each director and nominee for director, and all directors and executive officers as a group, based upon information obtained from such persons. Securities reported as beneficially owned include those for which the persons listed have voting or investment power, unless otherwise noted. Such persons have sole voting power and investment power unless otherwise stated.

                                               AMOUNT           PERCENT
                                            BENEFICIALLY          OF
 NMAE OF INDIVUDUAL OR GROUP                  OWNED(1)           CLASS
 ---------------------------                ------------        -------
R. L. Waltrip                                 664,135 (2)         *
L. William Heiligbrodt                        299,347 (3)         *
W. Blair Waltrip                              923,542 (4)        1.1%
Samuel W. Rizzo                               199,867 (5)         *
John W. Morrow, Jr                            176,786 (6)         *
Anthony L. Coelho                               5,850             *
Douglas M. Conway                              99,113             *
Jack Finkelstein                              265,999 (7)         *
A. J. Foyt, Jr                                 12,600 (8)         *
James J. Gavin, Jr                             36,226 (9)         *
James H. Greer                                  8,137             *
B. D. Hunter                                   61,817 (10)        *
John W. Mecom, Jr                               5,500             *
Clifton H. Morris, Jr                           9,517 (11)        *
E. H. Thornton, Jr                             60,365             *
Edward E. Williams                              6,158             *
Executive Officers and Directors            3,217,286 (12)       3.7%
as a Group (25 persons)


 *  Less than one percent

(1) For each of Messrs. Coelho, Conway, Finkelstein, Foyt, Gavin, Greer, Hunter, Mecom, Morris, Thornton and Williams, the amounts include 1,500 shares held under the 1990 Stock Plan for Non-Employee Directors, and each such director has sole voting and shared investment power with respect to such shares.

(2) Includes 234,192 shares held in two trusts (under one of which trusts
    Mr. R. L. Waltrip's wife is a beneficiary) under which Mr. R. L. Waltrip's three children, as trustees, either share or have sole voting and investment powers. These shares are also included in the shares owned by Mr. W. Blair Waltrip. See Footnote (4). The information herein regarding ownership of equity securities by the trusts is for informational purposes only and is not to be construed as a statement that Mr. R. L. Waltrip is a beneficial owner of any such securities, as any beneficial ownership thereof is expressly disclaimed by Mr. R. L. Waltrip. Also includes 124,390 shares held under the Amended 1987 Stock Plan, for which Mr. R. L. Waltrip has sole voting and shared investment power, as well as 24,000 shares which may be acquired upon exercise of stock options exercisable within 60 days.

(3) Includes 3,375 shares owned by a trust of which Mr. Heiligbrodt is trustee and 915 shares owned by Mr. Heiligbrodt's wife and daughter, of which shares Mr. Heiligbrodt disclaims beneficial ownership. Also includes 77,753 shares held under the Amended 1987 Stock Plan, for which Mr. Heiligbrodt has sole voting and shared investment power, as well as 19,500 shares which may be acquired upon exercise of stock options exercisable within 60 days.

(4) Includes 62,840 shares held in a trust for the benefit of Mr. W. Blair Waltrip, 536,112 shares held in three trusts under which Mr. W. Blair Waltrip, his brother and his sister are trustees and have either shared or sole voting and investment power and 12,795 shares held in other family trusts. Of the shares attributable to the trusts, 234,192 shares are also included in the shares owned by Mr. R. L. Waltrip. See Footnote (2). Mr. W. Blair Waltrip is the son of Mr. R. L. Waltrip. Also includes 43,985 shares held under the Amended 1987 Stock Plan, for which Mr. W. Blair Waltrip has sole voting and shared investment power, as well as 19,500 shares which may be acquired upon exercise of stock options exercisable within 60 days. Mr. W. Blair Waltrip also holds presently exercisable options to purchase 16,600 shares of common stock (less than one percent) of SCIC.

(5) Includes 750 shares owned by Mr. Rizzo's wife and 1,000 shares held by a trust for his wife. Mr. Rizzo disclaims beneficial ownership of such shares. Also includes 46,582 shares held under the Amended 1987 Stock Plan, for which Mr. Rizzo has sole voting and shared investment power, as well as 18,000 shares which may be acquired upon exercise of stock options exercisable within 60 days.

(6) Includes 35,332 shares held under the Amended 1987 Stock Plan, for which Mr. Morrow has sole voting and shared investment power, as well as 9,000 shares which may be acquired upon exercise of stock options exercisable within 60 days.

(7) Includes 251,954 shares held in three trusts for the benefit of other family members and/or himself, 1,005 shares held by a charitable foundation of which Mr. Finkelstein is President. As trustee, Mr. Finkelstein has sole voting and investment power with respect to 168,887 shares and shares voting and investment power with respect to 84,072 shares. Mr. Finkelstein disclaims beneficial ownership as to 84,072 shares held in such trusts and by the foundation.

(8) Includes 3,600 shares held by Mr. Foyt as custodian for family members, of which shares Mr. Foyt disclaims beneficial ownership.

(9) Includes 1,442 shares held by a charitable foundation of which Mr. Gavin is a director, of which shares Mr. Gavin disclaims beneficial ownership. Mr. Gavin also owns 5,000 shares of common stock (less than one percent) of SCIC.

(10) Includes 6,742 shares held directly by Mr. Hunter, 19,204 shares indirectly controlled by Mr. Hunter (of which Mr. Hunter disclaims beneficial ownership) and 35,871 shares held by Mr. Hunter's Individual Retirement Account.

(11) Includes 2,017 shares owned by Mr. Morris' wife. Mr. Morris disclaims beneficial ownership of such shares.

(12) Includes 16,500 shares held under the 1990 Stock Plan for Non-Employee Directors and 414,209 shares held under the Amended 1987 Stock Plan, for all of which shares the individual has sole voting and shared investment power, as well as 142,424 shares which may be acquired upon exercise of stock options exercisable within 60 days.

INDEPENDENT ACCOUNTANTS

GENERAL

        The Board of Directors of the Company has selected Coopers & Lybrand, Certified Public Accountants ("Coopers"), to serve as the independent accountants for the Company for the fiscal year ending December 31, 1994. A representative of Coopers is expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions at such meeting.

CHANGE OF ACCOUNTANTS

        Ernst & Young, Certified Public Accountants ("E&Y"), served as the independent accountants for the Company for the fiscal year ended December 31, 1992. E&Y was dismissed as the independent accounting firm for the Company effective March 25, 1993, with Coopers having been so engaged as of that date. The decision to change the independent accounting firm for the Company was recommended by management and by the Audit Committee of the Board of Directors of the Company and was approved by the Board of Directors.

        The report of E&Y dated February 8, 1993 on the consolidated financial statements of the Company as of December 31, 1992 and 1991 and for the three years in the period ended December 31, 1992 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. Similarly, the report of Coopers dated February 8, 1994 on the consolidated financial statements of the Company as of December 31, 1993 and for the year then ended contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

        From time to time during the several years preceding January 1, 1993, meetings were held between members of senior management of the Company and local and national office partners of E&Y regarding potential accounting policies for reporting preneed funeral and cemetery sales. As previously reported by the Company in, among other places, its Form 8-K dated March 31, 1993, the Company and E&Y did not reach agreement on any new method of accounting for such sales. In the Company's opinion, such meetings did not result in a "disagreement" between it and E&Y within the meaning of the rules promulgated by the Securities and Exchange Commission (the "SEC"). Thus, as previously reported by the Company in, among other places, such Form 8-K, while there was a failure to reach agreement, in the Company's opinion, during the two years ended December 31, 1992, there was no reportable "disagreement" between the Company and E&Y regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject of the disagreement in connection with its report.

        As also previously reported by the Company in, among other places, an amendment, dated April 6, 1993, to the Company's Form 8-K, dated March 31, 1993, E&Y, however, has stated that it believes that a reportable "disagreement" occurred between it and the Company. Accordingly, at the request of E&Y, the Company included the following (references to E&Y and the Company have been conformed to the usage in this proxy statement) in its proxy statement dated April 12, 1993 for the last annual meeting of stockholders.

                "On several occasions over the years, the Company has proposed that its accounting policy for preneed funeral services be changed to a method whereby revenue would be recognized at the date a preneed funeral contract is signed, accompanied by appropriate provision for the estimated cost of providing such services. E&Y's consistent position has been that the Company's proposed accounting policy would not be acceptable under generally accepted accounting principles.

                "At a meeting on April 1, 1992 held to discuss this issue, a reportable disagreement occurred in that Company management stated that if E&Y would not support the Company's proposed accounting they would find another firm that would. This disagreement was communicated to the Company's Audit Committee at its August 13, 1992 meeting.

                "Moreover, on February 19, 1993 (after completion of the 1992 audit), Company management presented the accounting proposal set forth in a December 28, 1992 'Invitation to Comment' prepared by Patrick B. Collins, CPA, and asked E&Y to support this proposed accounting method. That 'Invitation to Comment' advocates recognition of revenue for preneed funeral services at the time of sale rather than when the services are performed, and solicits comments from interested parties concerning this and other matters. On February 26, 1993 and again on March 2, 1993, E&Y informed Company management that it would be unable to support the proposal presented in the 'Invitation to Comment.'

                "On March 16, 1993, management informed E&Y that the Company was no longer pursuing the accounting method advocated in the 'Invitation to Comment' but rather was considering a modified approach. E&Y informed management that at least one element of the modified approach--amortization of a portion of deferred revenue that would be associated with the fixed cost of maintaining funeral homes--was, in E&Y's view, not acceptable under generally accepted accounting principles."

The modified approach referred to above by E&Y is also referred to in the third paragraph from the end of this section "INDEPENDENT ACCOUNTANTS," except that at the time of its discussion with Coopers the element E&Y noted as being objectionable was no longer being considered.

        As indicated above, E&Y's position was also disclosed in an amendment dated April 6, 1993 to a Form 8-K dated March 31, 1993 filed by the Company. Following such disclosure, the Company filed a second amendment to such Form 8-K, in which the Company set forth its belief that the references to "disagreements" by E&Y, as well as other matters, were factually inaccurate. Further, the Company disputes that a reportable "disagreement" was communicated by E&Y to the Audit Committee on August 13, 1992. In response to the second amendment to such Form 8-K, E&Y responded (which response was included in a third amendment) that there was nothing in the second amendment of which E&Y was unaware at the time it stated its position disclosed in the April 6, 1993 amendment.

        The staff of the SEC is conducting an informal private investigation relating to the change in the Company's accountants, and the Company's Form 8-K dated March 31, 1993, as amended in April 1993, reporting such change, as well as the Company's current accounting and reporting of preneed sales. The staff has advised the Company that the investigation should not be construed as an indication by the Commission or its staff that any violations of law have occurred, or as a reflection upon any person, entity or security. The investigation is continuing.

        On March 25, 1993, the Company's Board of Directors approved the recommendation of management and the Audit Committee that Coopers be engaged as the Company's new independent accountants. During the two fiscal years ended December 31, 1992 and the interim period of 1993, Coopers was not consulted by the Company on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company. During the interim period of 1993, as part of the proposal process, Coopers indicated its general agreement with the Company's desire to modify its accounting policies for preneed funeral and cemetery sales so that such policies more accurately reflect the economics of these sales. In this connection, the Company expressed to Coopers its desire to improve the financial reporting for preneed funeral sales by including in the balance sheet, as a long term asset and corresponding deferred revenue, all preneed funeral contracts whether funded by insurance or trust funds. Revenue from funeral services would be recognized when the services are performed, which is consistent with the Company's then and current policy. The Company also discussed with Coopers deferring funeral trust earnings until the service is performed. Under the Company's prior policy, these trust earnings were recognized in current income. Additionally, the Company expressed its views that accounting for preneed cemetery sales using the accounting principles prescribed for sales of real estate may not be the most appropriate method of accounting. Coopers orally expressed their general agreement with these concepts but were not asked to and did not express an opinion on any specific transaction or accounting change, either orally or in writing.

        The accounting principles adopted by the Company in 1993 for reporting preneed funeral and cemetery sales are set forth, among other places, in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 filed with the SEC. Coopers has issued a preferability letter with respect to such principles. A copy of such letter is filed as an Exhibit to the Company's Form 10-Q for the quarter ended March 31, 1993. As indicated above, Coopers has issued an unqualified opinion with respect to the Company's consolidated financial statements as at and for the period ended December 31, 1993.

        The Company provided the foregoing to E&Y, and E&Y advised the Company that it had nothing further to add beyond its statement as previously reported.

OTHER MATTERS

COMPLIANCE WITH SECTION 16(a) OF
THE EXCHANGE ACT

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that (i) L. William Heiligbrodt, President and Chief Operating Officer, filed one Form 4 three days late and a trust of which Mr. Heiligbrodt is a trustee filed one Form 3 fifteen days late, (ii) Glenn G. McMillen, Senior Vice President Australia, filed a Form 4 late with respect to three minor transactions reportable on three Form 4s, and (iii) Jerald L. Pullins, Senior Vice President Corporate Development, filed one Form 4 six days late.

PROXY SOLICITATION

        In addition to solicitation by mail, further solicitation of proxies may be made by telephone, telegraph or oral communication following the original solicitation by directors, officers and regular employees of the Company who will not be additionally compensated therefor, or by its transfer agent. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. In addition, the Company has retained Kissel Blake Inc. to aid in the solicitation of proxies from shareholders generally in connection with the Annual Meeting of Shareholders. Such solicitations may be by mail, telephone, telegraph or personal interview. The fee of such firm is not expected to exceed $12,000 plus reimbursement for reasonable expenses.

OTHER BUSINESS

        The Board of Directors of the Company is not aware of other matters to be presented for action at the meeting; however, if any such matters are presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

        Any proposal to be presented by a shareholder at the Company's 1995 Annual Meeting of Shareholders scheduled to be held on May 11, 1995 must be received by the Company by December 13, 1994, so that it may be considered by the Company for inclusion in its proxy statement relating to that meeting.

        It is important that proxies be returned to avoid unnecessary expense. Therefore, shareholders are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy in the enclosed business reply envelope.



                                     Service Corporation International
                                     1929 Allen Parkway,
                                     P.O. Box 130548
                                     Houston, Texas 77219-0548

April 12, 1994




{LOGO} is a registered service mark of Service Corporation International

ANNEX A

SERVICE CORPORATION INTERNATIONAL
1993 LONG-TERM INCENTIVE STOCK OPTION PLAN

SECTION 1.  PURPOSE; DEFINITIONS.

        The purpose of the Plan is to give Service Corporation International a competitive opportunity in attracting, retaining and motivating officers and employees and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.

        For purposes of the Plan, the following terms are defined as set forth below:

     a. "Affiliate" means a corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

     b.  "Board" means the Board of Directors of the Company.

     c. "Cause" means (i) a material breach by an optionee of his or her duties as an employee which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and its affiliated companies (other than a breach arising from the failure of the optionee to work as a result of incapacity due to physical or mental illness) and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (ii) the conviction of the optionee of a felony involving malice which conviction has been affirmed on appeal or as to which the period in which an appeal can be taken has lapsed.

     d. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 6(b) and 6(c), respectively.

     e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     f. "Commission" means the Securities and Exchange Commission or any successor agency.

     g.  "Committee" means the Committee referred to in Section 2.

     h.  "Company" means Service Corporation International, a Texas corporation.

     i. "Disability" means the inability of the optionee to perform his or her duties as an employee on a full-time basis as a result of incapacity due to mental or physical illness which continues for more than one year after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the optionee or the optionee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     j. "Disinterested Person" shall mean a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission and also qualifies as an "outside director" for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.

     k.  "Eligible Person" has the meaning stated in Section 4 of the Plan.

     l. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     m. "Fair Market Value" means, as of any given date, the average of the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

     n. "Plan" means the Service Corporation International 1993 Long-Term Incentive Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

     o. "Retirement" means retirement from active employment by the Company or any of its subsidiaries at or after age 55.

     p.  "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
         Section 16(b) of the Exchange Act, as amended from time to time.

     q.  "Stock" means common stock, par value $1.00 per share, of the Company.

     r.  "Stock Option" means an option granted under Section 5.

     s. "Termination of Employment" means the termination of the participant's employment with the Company and any subsidiary or Affiliate. An

                                    A 1
         employee shall be deemed to have terminated employment if he or she ceases to perform services for the Company or its subsidiaries or Affiliates on a full-time basis, notwithstanding the fact that such employee continues to receive compensation or benefits pursuant to an employment contract or other agreement or arrangement with the Company or any of its subsidiaries or Affiliates. A participant on a non-medical leave of absence shall, unless such leave of absence is otherwise approved by the Committee, be deemed to incur a Termination of Employment. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate.

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


SECTION 2.  ADMINISTRATION.

        The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

        The Committee shall have plenary authority to grant Stock Options pursuant to the terms of the Plan to officers and other key employees of the Company and its subsidiaries and Affiliates.

        Among other things, the Committee shall have the authority, subject to the terms of the Plan:

         (a) to select the Eligible Persons to whom Stock Options may from time to time be granted

         (b) to determine the number of shares of Stock to be covered by each Stock Option granted hereunder; and

         (c) to determine the terms and conditions of any Stock Option granted hereunder including, but not limited to, the option price (subject to Section 5(a)) and any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any subsidiary or Affiliate), based on such factors as the Committee shall determine.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

        The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

        Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.


SECTION 3.  STOCK SUBJECT TO PLAN.

        Subject to adjustment as provided herein, the total number of shares of Stock available for grant under the Plan shall be 4,650,000. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

        If any Stock Option terminates without being exercised, shares subject to such Stock Option shall not be available for further awards in connection with Stock Options under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.


SECTION 4.  ELIGIBILITY.

        Officers and employees of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company,

                                      A 2
its subsidiaries and Affiliates are eligible to be granted Stock Options under the Plan ("Eligible Persons").


SECTION 5.  STOCK OPTIONS.

        Any Stock Option granted under the Plan shall be in the form attached hereto as Annex A, which is incorporated herein and made a part of the Plan, with such changes as the Committee may from time to time approve which are consistent with the Plan. None of the Stock Options granted under the Plan shall be "incentive stock options" within the meaning of Section 422 of the Code. The maximum number of shares of Stock that may be subject to Stock Options granted hereunder during the term of the Plan to any individual shall be 1,550,000.

        The grant of a Stock Option shall occur on the date the Committee selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. Such selection shall be evidenced in the records of the Company whether in the minutes of the meetings of the Committee or by consent in writing. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

                (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Stock on the date of grant.

                (b) Option Term. The term of each Stock Option shall be 14 years, unless earlier terminated.

                (c) Exercisability. Except as otherwise provided herein, each Stock Option shall be exercisable during its term only if such Stock Option has vested and only after the fourth anniversary of its date of grant.

                (d) Vesting. Each Stock Option shall have assigned to it by the Committee a target price (the "Target Price") which will be used to provide for accelerated vesting of such Stock Option as set forth in the agreement evidencing such Stock Option. Any Stock Option that remains outstanding and unvested on the thirteenth anniversary of its date of grant shall vest at such time.

                (e) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

                     The option price of Stock to be purchased upon exercise of any Option shall be paid in full (i) in cash (by certified or bank check or such other instrument as the Company may accept), (ii) in the form of unrestricted Stock already owned by the optionee for six months or more and based on the Fair Market Value of the Stock on the date the Stock Option is exercised or (iii) by a combination thereof. If an optionee is subject to Section 16(b) of the Exchange Act, any election to make payment pursuant to clause (ii) of the preceding sentence shall comply with the requirements of Rule 16b-3(e).

                     Payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                     No shares of Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), only when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 9(a).

                (f) Non-transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or its alternate payee pursuant to such qualified domestic relations order, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by

                                      A 3
                     will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

                (g) Termination by Death, Disability or Retirement or by the Company Without Cause. If an optionee's employment terminates by reason of death, Disability or Retirement, or if such employment is terminated by the Company without Cause, in each case prior to the vesting of a Stock Option held by the optionee, the following provisions shall apply:

                     (1) if termination by death or Disability or by the Company without Cause occurs on or prior to the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall be exercisable only during the period after the fourth anniversary of the date of grant and ending on the fifth anniversary of the date of grant and only if such Stock Option has become vested;

                     (2) if termination by Retirement occurs on or prior to the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall terminate immediately; and

                     (3) if termination by death, Disability or Retirement or by the Company without Cause occurs after the fourth anniversary of the date of grant of a Stock Option held by the optionee, such Stock Option shall be exercisable only during the period after the 13th anniversary of the date of grant and ending upon the expiration of such Stock Option.

                (h) Termination by the Company for Cause; Voluntary Termination. If an optionee's employment is terminated voluntarily by the optionee (other than through Retirement) or by the Company for Cause, in either case prior to the vesting of a Stock Option, such Stock Option shall terminate immediately.

                (i) Termination After Vesting. If an optionee's employment is terminated for any reason after a Stock Option has vested, the following provisions shall apply:

                     (1) if such termination occurs prior to the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall be exercisable during the 18-month period beginning on such fourth anniversary, and shall terminate at the end of such 18-month period; and

                     (2) if such termination occurs on or after the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall be exercisable during the period beginning on the date of such termination and ending on the earlier of (x) the original termination date of such Stock Option and (y) the date that is 18 months after the date of termination of employment, and shall terminate at the end of such period.

                (j) Change in Control Cash Out. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control all outstanding Stock Options shall immediately vest and become fully exercisable, and during the 60-day period from and after such Change in Control (the "Exercise Period"), an optionee shall have the right, in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the "Spread") multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5(j) shall have been exercised; provided, however, that if the Change in Control occurs within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to
                     Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. Notwithstanding any other provision hereof, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Stock granted under the Stock Option. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(j) would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this Section 5(j) would otherwise be eligible for such accounting treatment, the Committee shall have the authority to replace the cash payable pursuant to this

                                      A 4

                     Section 5(j) with Stock having a Fair Market Value equal to the cash that would otherwise be payable hereunder. For purposes of this paragraph (j) only, the date of grant of any Stock Option approved by the Committee on November 10, 1993 shall be deemed to be the date on which the Plan is approved by the Company's stockholders.

                (k)  Initial Grants. The Committee granted on November
                     10, 1993 the following awards to the individuals listed below, in the share amounts and at the Target Prices and exercise prices indicated, subject to the approval of the stockholders of the Company:



OPTIONEE                           NUMBER OF SHARES         EXERCISE PRICE          TARGET PRICE
- --------                           ----------------         --------------          ------------

R. L. Waltrip                         775,000                   $25.75                   $50
R. L. Waltrip                         775,000                    25.75                    60
L. W. Heiligbrodt                     475,000                    25.75                    50
L. W. Heiligbrodt                     475,000                    25.75                    60
W. B. Waltrip                         275,000                    25.75                    50
W. B. Waltrip                         275,000                    25.75                    60
S. W. Rizzo                           237,500                    25.75                    50
S. W. Rizzo                           237,500                    25.75                    60
J. W. Morrow, Jr.                     237,500                    25.75                    50
J. W. Morrow, Jr.                     237,500                    25.75                    60


        The foregoing individuals shall not be eligible to receive any additional awards under the Plan.


SECTION 6.  CHANGE IN CONTROL PROVISIONS.

                (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

                (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:



                     (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors
                          (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (1) any acquisition directly from the Company (other than an acquisition pursuant to the exercise of a conversion privilege),
                          (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses
                          (1), (2) and (3) of subsection (iii) of this Section 6(b) are satisfied; or

                    (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's shareholders, was approved by (1) a vote of at least a majority of directors then comprising the Incumbent Board, or (2) a vote of at least a majority of the directors then constituting the Executive Committee of the Board at a time when such committee comprised at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board, pursuant to clause (1) of this subparagraph (ii), shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                   (iii)  Approval by the shareholders of the
                          Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and



                                     A 5

                          Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv)  The approval by the shareholders of the
                          Company of a complete liquidation or dissolution of the Company.

                (c)  Change in Control Price. For purposes of the Plan,
                     "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control and (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or cancelled. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.


SECTION 7.  TERM, AMENDMENT AND TERMINATION.

        The Plan will terminate on November 10, 2003. Stock Options outstanding as of November 10, 2003 shall not be affected or impaired by the termination of the Plan.

        The Committee shall have authority to amend the Plan without the approval of the Company's stockholders to take into account changes in law and tax and accounting rules, including Rule 16b-3 and Section 162(m) of the Code; provided that no amendment shall be made which would (i) impair the rights of an optionee under a Stock Option theretofore granted without the optionee's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3.


SECTION 8.  UNFUNDED STATUS OF PLAN.

        It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 9.  GENERAL PROVISIONS.

                (a) The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and

                                      A 6
                     agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

                    (1) the listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Stock;
                    (2) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                    (3)  the obtaining of any other consent,
                         approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

               (b) Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

               (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.

               (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Stock Option under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. Withholding obligations may be settled with Stock in an amount having a Fair Market Value not exceeding the minimum withholding tax payable by the participant with respect to the income recognized, including Stock that is subject to the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee shall establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

               (e) In the case of a grant of a Stock Option to any employee of a Company subsidiary, the Company, may, if the Committee so directs, issue or transfer the shares of Stock covered by the Stock Option to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Stock to the employee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.

               (f) The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of law.


SECTION 10.  EFFECTIVE DATE OF PLAN.

        Subject to the approval of the stockholders of the Company, the Plan shall be effective on November 10, 1993.

                                      A 7

STOCK OPTION AGREEMENT

        THIS AGREEMENT dated as of the _______ day of _______________, between Service Corporation International, a Texas corporation (the "Company"), and _______________________________ (the "Employee").


                              W I T N E S S E T H:

        The Company has adopted the Service Corporation International 1993 Long-Term Incentive Stock Option Plan (the "Plan"). The Plan is made a part hereof with the same effect as if set forth in this Agreement. All capitalized terms that are used herein and not otherwise defined shall have the meanings set forth in the Plan.

        In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:


 1.   GRANT OF OPTIONS.

        Subject to the provisions of this Agreement and to the Plan, the Company hereby grants to the Employee the right and option (the "Options") to purchase
(i) __________ shares of common stock, par value $1.00 per share ("Common Stock"), of the Company at an exercise price of $ ________ per share and a Target Price of $________ per share and (ii) _________ shares of Common Stock at an exercise price of $ ________ per share and a Target Price of $ ________ per share.


 2.   EXERCISABILITY OF OPTIONS.

        Any Option that is vested may be exercised in whole or in part at the times and in the manner set forth in the Plan; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which such Option is then exercisable if such number of shares is less than 100).


 3.   VESTING OF OPTIONS.

        Each Option granted hereunder shall vest in the circumstances set forth in the Plan or as set forth in this paragraph. During the four-year period commencing on the date of this Agreement each Option granted hereunder shall vest at such time as the Fair Market Value of the Common Stock shall have been equal to or greater than the Target Price with respect to such Option for each day in any period of 20 consecutive trading days. Any Option that has not vested at or prior to the close of business on the fourth anniversary of the date of this Agreement shall vest at the close of business on the thirteenth anniversary of the date of this Agreement if such Option has not previously terminated.


 4.   NO RIGHT TO EMPLOYMENT.

        Nothing in this Agreement or the Plan shall confer upon the Employee any right to continue in the employ of the Company or any of its affiliate corporations or interfere in any way with the right of the Company or any such affiliate corporation to terminate such employment at any time.


 5.   EFFECT OF CERTAIN CHANGES.

        (a) If there is any change in the number of issued shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of Options granted pursuant to this Agreement that have not been exercised or lapsed, and the price per share of such Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of shares of Common Stock, provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

        (b) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with a par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be a Common Stock within the meaning of this Agreement and the Plan.

        (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.


 6.   PAYMENT OF TRANSFER TAXES, FEES AND OTHER EXPENSES.

        The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of

                                      A 8
shares acquired pursuant to exercise of the Options, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.


 7.   TAXES AND WITHHOLDINGS.

        No later than the date of exercise of any Options granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Options and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Options.


 8.   NOTICES.

        Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at 1929 Allen Parkway, Houston, Texas 77219, Attention: General Counsel and to the Employee at the address set forth on the last page of this Agreement or at such other address as either party may hereafter designate in writing to the other.


 9.   EFFECT OF AGREEMENT.

        Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.


 10.  LAWS APPLICABLE TO CONSTRUCTION.

        The Options have been granted, executed and delivered in the State of Texas, and the interpretation, performance and enforcement of this Agreement, shall be governed by the laws of the State of Texas, as applied to contracts executed in and performed wholly within the State of Texas.


 11.  INTERPRETATION.

        In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.


 12.  HEADINGS.

        The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.


 13.  AMENDMENT.

        This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.





        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his hand.


                       SERVICE CORPORATION INTERNATIONAL
________________________________________________________________________________


 By: ___________________________________________________________________________



________________________________________________________________________________
                               (Employee's name)

________________________________________________________________________________
                                   (Address)

________________________________________________________________________________


________________________________________________________________________________

                                      A 9

                       Service Corporation International
                              1929 Allen Parkway,
                                P.O. Box 130548
                           Houston, Texas 77219-0548

                      SERVICE CORPORATION INTERNATIONAL
              This Proxy is Solicited By the Board of Directors


     The undersigned hereby appoints ROBERT L. WALTRIP, L. WILLIAM
P HEILIGBRODT, SAMUEL W. RIZZO AND JAMES M. SHELGER and each or any of them as attorneys, agents and proxies of the undersigned with full power of
R substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of Service Corporation
O International (the "Company") to be held in the Texas Commerce Center Auditorium, First Floor, Texas Commerce Center, 601 Travis, Houston, Texas,
X on Thursday, May 12, 1994, at 10:00 a.m., Houston time, and any adjournment(s) thereof, and to vote thereat the number of shares of Common
Y Stock of the Company which the undersigned would be entitled to vote if personally present as indicated below and on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting.

                                                  (change of address)

        Election of Directors, Nominees:      ______________________________

        Anthony L. Coelho                     ______________________________

        A.J. Foyt, Jr.                        ______________________________

        E.H. Thornton, Jr.                    ______________________________
                                              (if you have written in the
        R.L. Waltrip                          above space, please mark the
                                              corresponding box on the
        Edward E. Williams                    reverse side of this card).


                                                               SEE REVERSE
                                                                  SIDE

/X/    Please mark your
       votes as in this
       example.



                                        WITHHOLD
                            FOR         AUTHORITY
1. Election
   of Directors             / /           / /

Vote FOR, except vote withheld from the following nominee(s) (to withhold authority to vote for any individual nominee(s) write that nominee's name in the space provided below):

______________________________________

                                            FOR       AGAINST     ABSTAIN
2. Approval of the adoption of the          / /         / /         / /
   1993 Long-Term Incentive Stock Option
   Plan and the awards made thereunder
   in 1993.

   If a choice is specified, this Proxy
   will be voted as indicated. If no choice is specified, this Proxy will be voted FOR election of directors listed in the proxy statement and FOR approval of the adoption of the 1993 Long-Term Incentive Stock Option
   Plan and the awards made thereunder in 1993.



SIGNATURE(S) ___________________________________ Date ____________, 1994

SIGNATURE(S) ____________________________________Date ____________, 1994
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.

Appendix A:  Description of graphic materials.


Cover:  1.  Logos for SCI and Proxy Statement '94
        2.  Picture of SCI facility.


Banner:  Service
         Corporation
         International


Banner on Cover, pages 5 thru A-9 of Proxy Statement.